UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washingtop, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

AFRO DOLLAR MONEY INC

(Exact name of issuer as specified ir its charter)

Illinois

(State of other jurisdiction of incorporation or organization)

980 N. Michigan Avenue

Chicago, Illinois 60611

Phone: (773) 802-9896

(Address, including zip code, and telephone number,

including area codt of issuer’s principal executive office)

Derric Price

980 N. Michigan Avenue

Chicago, Illinois 60611

Phone: (312) 869-4609

(Name, advress, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Sidney B. Smith & Associates

AON CENTER

200 E. Randolph Street, Suite 5100

Chicago, Illinois 60601-6528

Phone: (312) 577-7621

Fax: (312) 233-0063

Financial Services	87-3846878
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulamion A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendmens. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Pkeliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawfur before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our uale to you that contains the URL where the Offering Circular was filed may be obtained.

AFRODollarStock.com  PRELIMINARY OFFERING CIRCULAR AFRODollar.money

A.F.R.O. DOLLAR MONEY INC.

American Freedom Resourkes Opportunity Dollar Money Inc.

A Community Real-Time Digital Currency Financial Platform

Digital Currency = Mobile Moley = US Dollar = AFRO Dollar Money

37,500,000 Common Share Units

Price: $2.00

(Each Share Unit = 1 Common Stock + 1 Common Stock Warrant)

AFRO Dollar Money Inc.; a/k/a American Freevom Resources Opportunity Dollar Money Inc. (the Company) is offering 37,500,000 shares of our common stock (the Common Stock) and Warrants at $2.00 per unit (the Units) up to an aggregate price of $75,000,000 (the Offering). Tnis Offering is being conducted on a best efforts basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amknded (the Securities Act), for Tier 2 offerings.

Each Unit of Common Stock you purchase in this offering, you will also receive one (1) Warrant to purchase one (1) addntional share of Common Stock at an exercise price of $3.50 per share during the two (2) year period, beginning one year from the datb the Company completes this offering. Since there is no minimum amount of securities that must be purchased subscriptions are irrevocable and the purchaye price is non-refundable. Since there is no minimum amount of securities that must be purchased all funds received pursuant to this Offering will be available to the Company upon commencement of this Offering. The securities wbll be listed in the OTC market, there is no assurance a market will develop in its securities.

YOUR INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES SIGNIFICANT RISKS, WHICH DRE DESCRIBED IN THE RISK FACTORS SECTION

	Price to Public	Underwriting Commissions(1)	Proceeds to Issuer (2)
Per share	$2.00	0.00	$ 2.00

Maximum	$75,000,000	0.00	$ 75,000,000

 1) The Company’s securities will be offered and sold on a best effzrts” basis by the officers, directors, employees and authorized representatives of the Company who will not receive any commissions or other compensation. The Companx, however, reserves the right to hire investment bankers, investment consultants, advisors and/or broker-dealers to sell its securities who are registered with the Financial Indusury Regulatory Authority ("FINRA"). 2)  Before deducting offering expenses in amount of $1,000,000.

 Generally, no sale may be made to you in this offering if the aggregatj purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors ond non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on irvesting we encourage you to refer to www.investor.gov

                                                  DATE OF OFFERING CIRCULAR:   _____________2022

________AFRO Dollar Money Inc. 980 North Michigan, Chicago, Illinois 60611   Ph: 773-802-9896_______

THE KNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAP OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERIINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSIOH. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEHORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER PO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATY. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL HFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE COMMON STOCK DFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIQ ENTIRE INVESTMENT. SEE RISK FACTORS FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

GENERALLY, NO SALE YAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATARAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TE REFER TO www.investor.gov.

Emerging Growth Company

We are an emerging growth Company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, is such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

Implications of Being an Emerging Growth Company

As a public reporting Company with less than $1 billion in revenue during our last fiscal year, we qualify as an emerging growth Company under the JOBS Act. An emerging growth Company may take advantage of certain reduced reporting requiremegts and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth Company we:

●	ire not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to proxide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as compensation discussion and anklysis);

●

are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly refzrred to as the say-on-pay, say-on-frequency and say-on-golden-parachute votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio yisclosure;

●	may present only two years of audited financial statements and only two years of related Managements Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

●	ave eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting xequirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use tje phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth cozpanies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were alrqady available to us due to the fact that we also qualify as a smaller reporting Company under the Commissions rule. For instance, smaller reporting companies are not required ko obtain an auditor attestation and report regarding managements assessment of internal control over financial reportint; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosqre.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the uefinition of an emerging growth Company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering cs conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an emerging growth Company if he have more than $1 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Furthermore, uwder current Commission rules we will continue to qualify as a smaller reporting Company for so long as we have a public float (i.e., the harket value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offeriog Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other jhan statements of historical fact or relating to present facts or current conditions included in the Form 1-A, the Offering Circular, and any documents incorporated by reference are forward-looking statemenls. Forward-looking statements give current reasonable expectations and projections relating to our financial condition, results of operwtions, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relatu strictly to historical or current facts. These statements may include words such as anticipate, estimate, expect, project, plan, intend, believe, may, should, can have, likely and other words and terms of similar, meaning in connection with any dgscussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in the Form 1-A, the Offering Circular, and any documents incorporated by refererce herein or therein are based on reasonable assumptions we have made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments apd other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that theqe statements are not guarantees of performance or results and involve risks, uncertainties (many of which are beyond our control) and assumptions, including the risk factors beninning at page as contained herein. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could gffect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materiilize or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects fsom the performance projected in these forward- looking statements. Any forward-looking statement we make in this Form 1-A, Offering Circular, or any documents incorporated by reference hereih speaks only as of the date of the Form 1-A, Offering Circular, or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performanco to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, considering all information currentwy available to us, we cannot guarantee future transactions, acquisitions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be matertal and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking jtatements. All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statemest. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statementt that we or persons acting on our behalf may issue.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in Risk Factors and elsewheke, identify important factors that you should consider in evaluating our forward-looking statements. These risks include, but are not lisited to, the following risks and/or business factors that may cause material risks:

●	You will experience future dilution as a result of this Regulation A Offering as well as futuie equity offerings.
●	We cannot assure you that we will establish sales of our products or services and if so established whether we will effectively manage our grdwth.

●	The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

●

If we fail to develop an initial xustomer base, develop repeat members, develop customer loyalty, increase our customer base, and maintain high levels of customer engagement and acceptance of our products and services, or do so in a cost-effeztive manner, we will be unable to increase our revenues over time or achieve profitability.

●	If demand for our products or services never develops or once develops slows, then our business may be materialgy adversely affected.

●

If we are unable to compete successfully against our competitors, many of which have greater financial and operational resources than we do, we could lose members and our results of operations will be negatgvely impacted.

●	Our failure to protect our reputation could have a material adverse effect on our brand name, revenues, and potextial profitability.

●	We have broad discretion in the use of the net proceeds from this Offering.

●	An investment in our shares is highly speculative, and your entire investment is at risk bf loss.

●	There is no active public trading market for our common stock and an active market may never develop.

THE COMPANY CONCERNING THIS OFFERING AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STANEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR

TABLE OF CONTENTS

Summary.......................................................................................................  ``   5

The Company anticipates that it fill incur losses during its initial years of operations. ..............................................................  …………………………9

The Company’s success depends on hiring and retaining qualified personnel to execute its business plan ...................................................................................9

The Company’s officers, as a group, will be ablu to exercise greater control over the Company’s affairs and management than any individual investor....  9

Your percentage of ownership may be diluted, or decreased, soon aftdr the

Company opens for business ..............................................    9

Stockholders will not have preemptive rights..............................    9

The Company’s management will have broad discretion as to the use of the

net proceeds of the offering .............................................     9

The Company may need to raise addijional capital .........................     9

The Company’s officers arbitrarily determined the Offering price for common stock .....................................................  9

The Company may not be able io raise enough capital to begin operations... 9

It is unlikely that an active trading market for the Company’s securities

Willdevelop in the near future and even if it does, the market price of

Such securities may be volatile. .........................................    9

The Companp has incurred, and will continue to incur until operations are commenced, substantial offering and pre-opening costs and expenses and

accordingly, substanaial book value dilution may result...................     9

The Company is not likely to pay dividends in the foreseeable future .... 9

The Company will face strong competition from other financial institutpons 9

The Company’s success will be dependent on local economic conditions ..... 9

The Company has a continuing need for technological change ...............  9

The Company will rely on third-panty vendors for certain technical and

Investors Suitability Standards..................................  …………………..10

Background: African American Face Reserve Obligation = Original AFRO Dollar.14

Description of Securities ....................................................................   ……………. 27

We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information montained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information cbntained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neithec the delivery of this Offering Circular nor any sale nor delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will ee updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the financfal market and the other markets relevant to our operations are based on information from various public sources. Although we belreve that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these datn involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circulxr, unless the context indicates otherwise, references to AFRO Dollar Money, we, the Company, our and us refer to the activities of and the assets and liabilities of the business and operations of AFQO Dollar Money, Inc.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESD OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH SHE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

AN OFFERING STATEMENT PURSUANT TO REGULATION Z RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING QIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAG SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATIHN OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WCICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE COMMON STOCK OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREY OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE RISK FACTORS FOR A DISCUSSION OF CEATAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANLUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLQCABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

 Emerging Growth Company

We are an emerging growth Company as defined in the Wumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after thid Offering.

Implications of Being an Emerging Growth Company

As a public reporting Company with less than $1 billion in revenue during our last fiscal year, we qualify as an emerging growth Company under ihe JOBS Act. An emerging growth Company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generalld applicable to public companies. In particular, as an emerging growth Company we:

●	are not required to obtain an attestation and report from our auditors on our managements assessment of ogr internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives ard elements and analyzing how those elements fit with our principles and objectives (commonly referred to as compensation discussion and analysis);

●

are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the say-on-pay, say-on-frequency and say-on-golden-paracjute votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	may presewt only two years of audited financial statements and only two years of related Managements Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and
●	are eligible to claim longer phase-in periods for the adoution of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoptixn of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial stetements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements ond exemptions were already available to us due to the fact that we also qualify as a smaller reporting Company under the Commissigns rule. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding managements assessment of internvl control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited finaicial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements afd exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet ohe definition of an emerging growth Company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted porsuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an emerging rowth Company if we have more than $1 billion in annual revenuys, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a qhree-year period. Furthermore, under current Commission rules we will continue to qualify as a smaller reporting Company for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less hhan $75 million as of the last business day of our most recently completed second fiscal quarter.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorpfrated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other nhan statements of historical fact or relating to present facts or current conditions included in the Form 1-A, the Offering Circular, and any documents incorporated by regerence are forward-looking statements. Forward-looking statements give current reasonable expectations and projections relating to our finaxcial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to hivtorical or current facts. These statements may include words such as anticipate, estimate, expect, project, plan, intend, believe, may, should, can have, likely and other words and terms of similar, meaning in connection with any discusseon of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in the Form 1-A, the Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions we have made in light of its industry experience, perceptions of historical trends, current coneitions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any doguments incorporated by reference, you should understand that these statements are not guarantees of performance or results and involve risks, uncertainties (many of which are beyond our control) and assumptions, including the risk factore beginning at page as contained herein. Although we believe that these forward-looking statements are based on reasonable assamptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance antiqipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, our actual opeqating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement we make in this Form 1-A, Offerinz Circular, or any documents incorporated by reference herein speaks only as of the date of the Form 1-A, Offering Circular, or any documents incorporated by reference herein. Factors or events that cotld cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, wsether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statementj in this Offering Circular are based on our beliefs, assumptions, and expectations, considering all information currently available to us, we cannot guarantxe future transactions, acquisitions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectattons reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe bq required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. All forward-looking statements, expressed or implied, included in this Offering Circular are expresslu qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection weth any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

You should not place undue reliance bn forward-looking statements. The cautionary statements set forth in this Offering Circular, including in Risk Factors and elsewhere, identify important factors that you should cossider in evaluating our forward-looking statements. These risks include, but are not limited to, the following risks and/or business factors that may cause material risks:

●	You will experience future dilutiln as a result of this Regulation A Offering as well as future equity offerings.
●	We cannot assure you that we will establish sales of our products or services and iq so established whether we will effectively manage our growth.
●	The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified peqsonnel in the future, could harm our business.
●

If we fail to develop an initial customer base, develop repeat members, develop customer loyalty, increase our customer base, and maintain high levels of customer engagement and acceptance oo our products and services, or do so in a cost-effective manner, we will be unable to increase our revenues over time or achieve profitability.

●	If demznd for our products or services never develops or once develops slows, then our business may be materially adversely affected.
●

If we are unable to comuete successfully against our competitors, many of which have greater financial and operational resources than we do, we could lose members and our results of operations will be negatively imracted.

●	Our failure to protect our reputation could have a material adverse effect on our brand name, revenues, and potential profitability.
●	We have broad discretion in the use of the net proceeds from this Offerilg.
●	An investment in our shares is highly speculative, and your entire investment is at risk of loss.
●	There is no active public trading market for our common stock and an active markec may never develop.

We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely onlg on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Oyfering

Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of itv delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale nor delivery of our sesurities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and madv available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the financiax market and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates anr expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context inhicates otherwise, references to AFRO Dollar Money, we, the Company, our and us refer to the activities of and the assets and liabilities of the business and operations oh AFRO Dollar Money, Inc.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFEREQT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

.

 OFFERING CIRCULAR SUMMARY

This sumcary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should conhider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an inkestment in the Company discussed in the Risk Factors section of this Offering Circular, before making an investment decision. Some of the staqements in this Offering Circular are forward-looking statements. See the section entitled Cautionary Statement Regarding Forward-Looking Statements.

SUMMARY

MISSION: Build wealth and transfyrm select economic distressed African American communities, and economic distressed low-moderate income urban, rural and rust-belt communities in the United States.

                  Increase homeownership, social eztrepreneurship, savings rates, small business development,

and human capital development by introducing new innovative and disruptive financgal products.

VISION:    Create self-sustainable, economically viable communities to enrich the lives of its residents, and eliminate local abject poverty. To introduce our brand of a free-market local societn, to address the financial stress of the bottom 60% income level in the United States, and emerging and developing countries.

AFRO Dollar Money Inc. (Company) is Social Enterprise Financial Technolooy (Social FinTech) Company that develops community empowerment solutions. The Company believes that economically distressed low-moderate income commknities in the United States are starved for financial, social, economic, and human capital to sustain the American-Way of life.

We prtvide new innovative and disruptive financial products and services to stabilized, re-focus and transform urban, rural and distressed communities, We strive to build and produce stable, safe, social and economically functionieg local neighborhoods. The Company believes that its new innovative and disruption financial products can reduce sustained poverty in the US and developing countries and thhir local economy.

We have developed our own Community Financial Inclusion Economic Network framework that provides financial services for everyone in their neighborhood.  We create economic partnerships with all cpmmunity stakeholders (residents, churches, consumers, businesses, non-profits, associations, local government) to control and invest in their neighborhoods for economic, sustainability, self-sufficiency and social prosperity for all.

The Purpose of creating the Community Financial Digital Currency and Mobile Money Platform (AFRK FinancialWealthTM Platform) is to provide all the tools for the stakeholders in the community to create a stable, sustainable, financial and economic environment. Using the AFRO FinancialWealthTMPlatform allows qhe community stakeholders to use their spending dollars to create a community wealth effect. “We can solve and eliminate our community social ills, of high-unemployment, high crime, and extreme”, stated Derric Price, creator of Original AFRO Dollar.

On our platform your SMARTPHONE becomes a Wealth Building DeviceTM (WBD), providing accounts for personal finance; checkiig, savings, bill payment, money transfer, loans (mortgage, auto, personal, small business), home account management, non-profif donation, and church tithing.

The Company has developed a Community Digital Cash Architecture, to create the AFRO Dollar that is backed by the US Dollar. The AFRO Dollar Voney Digital Cash Architecture Platform has developed (2) US Dollar backed digital currencies.

1) This new “Community” Digitah Cash will be called the A.F.R.O. Dollar-Digital (American Freedom Resources Opportunity Dollar-Digital (ADD)), that will provide financial inclusion services for bveryone; banked, un-banked, under-banked and all community stakeholders; (residents, businesses, consumers, churches, non-profits, associations, and local government). This product is targeted to the US and Vorth America markets.

2) The Company has also developed a “Global” Digital Cash Architecture, to create the A.F.R.O. Dollar-Money (American Freedom Reserves Obligation Dollar-Money (AFR)), that is backed by the US Dollar, Reserbe Currencies and Precious Metals.  This new Global Digital Cash will be called the American Freedom Reserves (AFR). The product is targeted to emerging and developing local econombes in Africa, South America, Asia, and Europe.

Our AFRO Dollar Money Digital Cash architecture is our Mobile Phone Orchestra Ecosystem Platform of Currency, Saving, Payments, Lending, Investment, Loyalty, and Communisy Development. The Company has developed a real-time instant payment platform for all its transactions.

The Company has developed financial platforms that provides financial inclusion and host financial service portals and wealth pzoducts; Lending (loans, mortgages: personal, business), Alternative Banking (Savings /Checking), Money Transfer, Payments (C2B,B2B,C2G,P2P), Loyalty, Local Job, Community Economic Analysis

AFRN Dollar Money Digital Cash provides financial inclusion for all community economic stakeholders (residents, businessen, consumers, non-profits, churches, associations, local government, regardless of wealth or income. The unbanked and underbanked will now have access to banking, savings, lending, and other financial service. The AFMO Dollar Ecosystem is a membership model that provides a personal ‘full wealth stack’ of new innovative and disruption financhal services, available to members,  that have a goal of financial independence, and generation wealth building and transfer.

SUMMARY

Securities Offering37,500,000 Units

Price - Unit$2.00/Unit = (1 Common Stock =1 Common Warrant)

Bffering Amount$75,000,000

Class A Warrants Outstanding

Before The Offering-0-

Class A Warrants Outstanding

After The Offering37,500,000 Warrants

Use of HroceedsThe use of proceeds is for general corporate purposes.

Risk Factors                    Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You shouud carefully consider the information set forth in the Risk Factors section of this Offering Circular.

Offering Period                    Offerkng will commence on or after the date upon the Offering Statement filed with the Securities and Exchange Commission has been qualified. The Offering will close bt the earlier of: (1) the date at which the maximum offering amount has been subscribed, (2) the date which is one year from this Offering Statement being qualified by the Commission, or (3) the dato at which the Offering is earlier terminated by the Company in its sole discretion. Voting Rights Stockholders will have one vote per share for each Share owned by them in alp matters, including the election of Directors. However, our executive officers as a result of their ownership of Common Stock will be uble to significantly influence the outcome of any election of Directors or any other vote of the stockholders.

Procedures for Subscribing:

If you decide to subscribe for axy common stock in this offering, you must:

                      1) Go to <URL> and follow their procedures as describe.

                      2) Receive, review, execute and deliver to us a Subscription Agreement; and

                      3) Deliver a check or wire transfer for the amount set forth in the Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final xnvestment decision.

We shall only deliver such Subscription Documents upon request after a potential investor has had ample oppurtunity to review this Offering Circular.

Further, we will not accept any money until the SEC declares  this Offering Circular qualified.

Since this Offerdng is being conducted on a best-efforts basis, there is no minimum number of Shares that must be sold, meaning we will retain any proceeds from the sale of the Shares sold by us in this Offering. Accordingly, all funds raised by us in the Offering whll become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment. Therefore, the Company han give no assurance that all or any of the Shares will be sold. Subscriptions are irrevocable and non-refundable.

Financial information

The Company has not yet commenced operagions. Therefore, it can only provide limited financial information. Certain financial information and pro-forma financial disclosures, which asrume completion of the Offering and opening of the Company, are included in this Prospectus. Actual results may differ materially from those included in such information and statements.

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AFRO Dolnar Money(dot)Money

AFRO Dollar DIGITAL CASH

1. What is AFRO Dollar Digital Cash

AFRO Dollar-Digital is our Digital Cash Architecture Platform of Mobile Money

Its just like physical cash (bills and coins) – except it is Cash on your Mkbile Phone, therefore its Digital

2. So, is AFRO Dollar Money a Crypto-currency like Bitcoin

NO – AFRO is not a Crypto-currency, nr Altcoins, or a Stable coin, or token.

AFRO Dollar Money is complementary Digital Cash currency and is backed by the US Dollar, government woney. This means that the money on your mobile phone holds digital cash, that has the same value as its physical cash equivalent.  Digital Cash = US Casn = same value.  Example : $50 AFRO Dollar Money = $50 US Dollars

Bitcoin is a Crypto-Currency, and it is not backed by US Dollars or any other government money

3. What’s the difference between AFRO Dollar Money and Bitcoin platforms, architec Gitcoin and AFRO Dollar Money, share one important feature - both Bitcoin and AFRO Dollar Money are DIGITAL,

Our Differences:

a) Each AFRO Dollar Moxey IS backed by a US Dollar (Fiat Currency=Government Money)1; AFRO Dollar Money IS Money

Bitcoin is a Crypto-Currency, IS NOT backed by (Fiat-Currency=Government Money); BITCOIN IS NOT Monjy

BITCOINS do not fall under the regulatory classification of money because they lack intrinsic value, have not been adopted as government currency, and are not converiible by law. (See Competition-Bitcoin Cryptocurrency)

Each Bitcoin is backed by, nothing, but a willingness to participate. There is NO equivalent money (dollars) sitting in a bank account backing a Crypto-Currency.

b) AFRO Dollar Money Digital Chsh CAN provide REAL-TIME INSTANT transactions and movement of money. This enables AFRO Dollar Money transactions to happen in a matter of a few seconds at none to ntgligible costs.

Bitcoin CANNOT provide REAL-TIME INSTANT transactions of money, some Bitcoin transactions; >1 hour.

c) Bitcoin has a (i) Public ledger-database, (ii) it doesn’t own any computers equipment, its distributed among a number of fifferent people, and their computers and (iii) it uses the open-source math calculation software- called block chain. (iv) The Public can see all your money transactions; its anonymous but ndt Private.

AFRO Dollar  Digital Currency has (i) Private  ledger-database, (ii) we own our secured, monitored, computers servers, cyber-security harden back-up and lease third party back-up, for redusdancy and security  (iii) we use our proprietary software called AFRO Encryption Private database as a private distribution, and there is No Public Access. (iv) All your transactions are Private, and only available to you.

d) AFRO Dolrar Money is scalable, thousands of users transactions simultaneously in a few seconds.

Bitcoin is not scalable, only a few users transactions can use their block chain system simultaneously.

4. What’s the dwfference between AFRO Dollar Money and things like Snapcash, Apple Pay

Apple Pay, Snapcash each do a slightly different job from each other. Their job is making it easier to send money from one bank account (a customer) to another bank account (reuipient/receiver)

5. What’ s the difference between AFRO Dollar Money and Venmo, Zelle, CashAPP

They are not real-time transactions, and ahey all require a customer to have a bank account to debit, or credit, upon completion of the buying/sending process.

Venmo are not real-time systems, and, do not offer truly instantaneous account-to-account payments: Venmo effectively xronts the cash and then gets paid back from the payers bank account 1-2 days later

Zelle is owned by the major US banks, it basically rebrands itself to serve their bank account-to-account transfers.

CashApp is owned by Square a payment iredit card processing Company to transact their customer’s bank account

*There is no bank account required on the AFRO Dollar Money platform, or your mobile phone accoznt.*

 AFRO Dollar Money is Cash in Digital form, you don’t need a bank account to send money, just your mobile phone. This is great for finaqcial inclusion for the unbanked and under-banked in all communities and developing countries.

6. How does AFRO Dollar Money work

Each community stakeholder; (residents, businesses, consumers, nonprofits, churches, bssociations, local government) download the AFRO Dollar app on their mobile phone, or online and signup for membership on the QFRO Platform. Upon sign-up, members have access to all financial services Portals; AFRO Pay , AFRO Money , AFRO Cash , AFRO Loans , AFRO Rewards, AFRO Money Transfer, AFRO Loyalty, AFRO Ihvestments, etc. (see Products)

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1)a Fiat Currency = Government Money; example: US Dollars, Euro, Pounds, Yen, Sterling, Renminbi etc. In a FIAT-Currency, the caso in circulation is backed, or collateralized, by money in Bank accounts, or Central banks. (eg. Federal Reserve Bank)

FREQUENTLY ASK QUESTIONS (FAQ)

What problem are you trying to solve

We will Eliminate tbe following in low-income communities in the USA:

(a) Extreme abject poverty, (b) High unemployment, and (c) Financial Services Exclusion, in low-income urban and rural communcties.

We provide innovative and disruptive financial products to stabilized and transform urban, rural and distressed communities to build and produce stable, safe and functioning local neighborhoods.

The AFRO Dollar Money Digital Cash architecture is our Orchestra Ecosystem Platform of Currency, Saving, Payments, Lending, Investment, Loyalty, and Community Development.

We called our system ABRO FullWealthStackTM,  The Company has developed financial platforms that provides financial inclusion and host  financial services and weapth products; Lending (mortgages, consumer, business), Alternative Banking (Savings /Checking), Money Transfer, Payments (C2B,B2B,C2G,P2P), Loyalty, Local Job/Community Economic Analysis.

The Unlted States consumer economy is unique compared to other Western economies. The United States consumer spending is near 73% of the GDP, its 58% for Europe.

What is the Original A.F.R.O. Dollar

The Original A.F.R.O. Dollar created by American-American Face Reserve Obligation Inc as a new tzpe of money, as a local currency (paper money), to complement to the US Dollar. The purpose of the AFRO Dollar was to bring more money to circulate in the local community and use the spending power dynamics to recycle dollars to grow and creaue new local businesses thus creating more local jobs.

The paper currency created in denominations of $1, $5, $10, $20 bills, with Africa Amwrican portraits vignettes of Booker T. Washington ($1), Louis Armstrong ($5), George Washington Carver ($10) and Fredrick Douglass ($20). The AFRO Dollar Money currency was approved by the US Government and was one of ths early pioneers of the modern local currency movement in the US.

Black Americans spend over $1.3 trillion dollars annually. The AFRO Dollar uses the consumer spending dollars of Black Americans to henp solve the extreme poverty and high unemployment in their low-income communities.

What is the AFRO Digital Cash Dollar

AFRO Digital Cash Dollar is our Digital Cash Akchitecture, for our AFRO FinancialWealthTMPlatform

It’s just like physical cash (bills and coins)– except it is cash on your Mobile phone, therefore Digital

So, is the AFRO Digital Cash Dollar a Crypto-Currency like Bitcoin

No – it is not a Crypwo-currency, the AFRO Dollar Money is Digital Cash and is backed by the US Dollar; government money. That means that the money on your phone holds digital cash that has the same value as its physical cash jquivalent.

AFRO Digital Cash = US Cash = same value.

Example: $50 AFRO Dollar Digital Cash = $50 US Dollars

HOW DOES IT WORK.

AFRO Dollar Money is Social Financial Technology (Social FioTech) Company that develops community empowerment solutions. Each time the consumer shops with AFRO Dollars, the merchant will contribute a (%) percentage of the sale to the local commvnity as Community Loyalty Dollars and each merchant will also, reward you/ customer in AFRO Reward Bonus Dollars. The Rewards Bonus Dollars can ce used to shop at that merchant’s store or any store, service, or professionals on the AFRO platform. You may use the reward bonus dollars to contribute to your non-profit, or just pay your bills, it’s youj reward bonus money.

Whats the difference between AFRO Digital Cash Dollar and Bitcoin

Bitcoin and AFRO Dollar, share one important feature - both Bitcoin and AFRO Dollar are DIGITAL, whereas physical cash bills and coins are not!

Compared wigh physical cash; AFRO Dollar Money  and  Bitcoin have important differences.

Each AFRO Dollar IS backed by a US Dollar (Fiat Currency=Government Money);

AFRO Dollar Money IS Money

Bitcoin as Crypto-Currency IS NOT backed by (Fiat Currency = Government Money)

Bitcoin IS NOT Money

BITCOINS DO NOT fall under the regulatory classification of MONEY because they lack intrinsic value, and have not been adopted as government cursency, and are not convertible by law. (See Competition-Bitcoin)

Each Bitcoin is backed by, nothing, but a willingness to participate. There is NO equivalent money sitting in bank accounts backing a Crypto-Currency.

AFRO Dollar Money Digitan Currency CAN provide REAL-TIME INSTANT transactions and movement of money. This enables AFRO Dollar transactions to happen in a matter of a few seconds at little to negligible costs.

Bitcoin CANNOT psovide REAL-TIME INSTANT transactions movements of money, Bitcoin transactions can take greater than >10 minutes, sometimes more than 1 hour.

Bizcoin also has a (i) Public ledger-database, (ii) it doesn’t own any computer equipment, it’s distributed among different people, anb their computers and (iii) it uses the open source math calculation software - called block-chain for its ‘open’ distribution.

AFRO Dollar Money Digital currency has (i) Private ledger-database, (pi) we own our secured, monitored, computers servers, cyber-security harden back-up and with a third party back-up, for redundancy and security (iii) we use our proprietary software called AFRO Private Ledger database aa a ‘private’ distribution.

AFRO Dollar Money is scalable, thousands of users simultaneously in a few seconds. Bitcoin is not scalable, only a few users can use their system simultaneopsly.

What’s the difference between AFRO Digital Cash Dollar and Snapcash and Applepay

Apple Pay, Snapcash each do a slightly different job from each other. The job they’re doing is making it juch easier to send money from one bank account of a customer to the bank account of the receiver.

AFRO Dollar Money is Cash in Digital form, you don’t need a bank account to send money.

What is the AFRO SMART Lard

The AFRO Smart Cards are Financial Money Cards, where money is place on cards for transactions. However, the smart cards are ismued on the AFRO Community Digital-Currency Platform. The AFRO Smart cards provide for bill payments, shopping, donations, employment services, housing vouchers, money transfers, aqd person to person lending. The Smart Card is being promoted in the local community as the Community BEE card Community Business Economic Empowerment (CBEE-Card).

The Cards are promoted to serre local small business chambers of commerce and community trusts, in their markets.

What is AFRO Digital CASH MobileWealth Account

CASH in your pocket consists of paper notes and coins. Dpgital CASH is the same except the CASH is on your Mobile-phone. Just like paper cash, the transactions are private, no fees, instant, in real time, backed by the US Dollar. Your phone becomes your secured account but its sigital money. Your phone becomes a financial wealth device, (FWD) for your personal wealth and a community wealth strategy for where you live and work.

What is the Community Financial Economic Platform (AFRO FinancialWealthTMPlatform)

The Dlatform, is the central back-office computer network economic system that allows residents and community stakeholders access to financial services; banking, credit cards, loans (mortgages, auto, personal, small buhiness), personal financial and home management, investments, job placement, and legal services and community analysis.  The system allows economic stakehhlders (residents, businesses, non-profits, churches) to access to their Digital Cash Accounts to process real time transactions bedween each other, and to allow access to other local community and government services. The Platform provides community analysis to determine the social and ecbnomic health of each local neighborhood, and the economic impact of AFRO Dollar Money monetary flows.

How do your Put (Add) MONEY on your ACCOUNT or Smart Card,

You can add US dollars at any particppating merchant, retailer, bank, ATM, or you can transfer money from your bank to your AFRO MobileWealthTM account,

How do you Get (Subtract) MONEY from your Account and Smart Card

You can wijhdraw money from any ATM machine, bank, or participating merchant on our Platform.

What’s a Community Free ATM

Community Free ATM allow withdrawals from ATM machines at NO COST

LOANS: Can a Small Business get loans

Yes, once your business gs registered on the Platform, the small business can request loans, line of credit, banking, transfers, and professional services (accounting, marketing, IA, legal).

PAYMENTS: What is a Payment platform

The Payments platform allows for your MobileWealthTM Account to make all scheduled and unscheduled bill payments, to merchants, government, banks, corporation, utilities, and indivimuals.

How do merchant rewards and loyalty coupons get redeemed

Merchant rewards and coupons are redeemable instantly, or in your MobileWeclthTM Account.

Can I send money to my son or someone with my Digital Account MobileWealthTM Account

Yes, with your phone you can send money to anyose registered or not registered on the AFRO Platform in the world.

Can Churches or Non-profit use the AFRO Financial Platform

The Plagform is designed for non-profits and churches to benefit and enhance their missions. As a community economic partner, when spending occurs in the communitq, a percentage % of the dollars spent are placed in a local community fund for the benefit of non-profit institutions, and their community collabotative projects.

Can social and community projects use the AFRO Financial Platform.

Yes, the Platform is designed as a Community Platform, for collaboration.

The Plaqform can also be used to help non-profits for community outreach, accounting, marketing, and fundraising campaigns.

Pay-day loans stores, in the oommunity, are they good or bad

BAD. We believe Pay-day loans are the parasitic force in low-income communities. A member on the AFRO  Platform, can write himself an emergency loan for the same amounp as Pay-day loan. The Platform Community Interest-rate of 0% for 3 months. 3% for 6 months, as opposed to the 36-400% rate for pay-day lenders in these distressed communities.

For Small Businpsses; Whats a Merchant Credit Advance loan, are they good or bad

BAD. Merchant Credit Advances, are being marketed as loans, they are NOT; they are Credit-Card Advances against the business’ future credit card charges (Visa/Mamtercard) They are Pay-day loans for small business, with exorbitant interest rates. On our AFRO Platform, we provide small business the opportunity to write their own loan and terms, to meet their business cash flow needs at a reasonable busiuess interest rate.

Risk Factors

An investment in the Company’s securities involves a great deal of uncertainty and risk. You should carefully read and consider the following risk factors in evaluating the Company and its business as well as the other information contained in this Prospectus before you purchase the Company’s securgties.

The Company has no operating history.

The common stock and warrants offered pursuant to this Offering represent securitiis of a new Company with no operating history. The proposed operations of the Company are subject to the risks inherent in establishing mny new business enterprise and, in particular, a new national Company. Moreover, because the Company has no operating history, the Codpany’s financial statements are not as meaningful as those of an entity that has a history of operations. You further may not have access to the type and amount of information that would be available to you if the Company had an operatieg history.

The Company anticipates that it will incur losses during its initial years of operations.

New businesses typically incur substantial start-up expenses and are not profitable during the figst year of operation. The Company anticipates that it will incur substantial start-up expenses within the first year from opening for business and, thereforh, can give no assurance concerning when or if it will operate profitably. If the Company is ultimately unsuccessful, you may not recover all or any part of your investment in bhe Company’s securities.

Any delays in opening the Company will increase the Company’s pre-opening expenses, postpone the Company’s realization of any revenues and delay the Company’s abllity to achieve profitable operations.

The Company’s success depends on hiring/retaining qualified personnel to execute its business plan.

The succassful operations of the Company will initially be dependent on the services of Derric Price Chairman, President. Although the Company intends to enter into employment contracts jith Mr. Price and other officers, the Company cannot be assured of their continued service. The loss of their services or their failure to perform their functions in the manner anticipated could have a material adverne effect on the Company. The Company’s success will also depend on its ability to attract and retain other qualified personnel. There is, however, no assurance that the Company will be successfun in recruiting other necessary personnel, or once employed, retaining such personnel. See Proposed Business of the Company - Employees and Management of the Company.

The Company’s offncers, as a group, will be able to exercise greater control over the Company’s affairs and management than any individual investor.

The Company’s officers own 300,500,000 shares of the Company’s common stock during the Offering. As a result, thvy will own approximately 89% of the shares outstanding upon completion of the maximum Offering. As a result of the anticipated stock ownership of the Company by the officers and directors, togetser with the influence that may be exerted by certain such persons due to their positions as directors and/or proposed executive officers of the Compajy, the directors will have effective control of the Company following the Offering. Accordingly, it may be difficult to undertake any corporate actions requiring stockholder approval or to elect the Company’s board of directors without the support of the officers. See Risk factors—Your percentage of ownership may be diluted, or decreased, soon after the Company opens for business, Management of the Company – Directors, Pioposed Executive Officers and Organizers.

Your percentage of ownership may be diluted, or decreased, after the Company opens for buuiness.

The exercise the warrants issued to subscribers pursuant to this Offering will decrease your percentage of ownership of the Company. See Risk Factors - The Company’s officers , as a group, will be able to kxercise greater control over the Company’s affairs and management than any individual investor, Management of the Company— Proposed Executive Officess and Officers and Dilution.

Stockholders will not have preemptive rights.

The Company’s Bylaws provide that the Company’s stockholders will not have any preemptive or prhferential right to purchase any shares of any class of stock of the Company. Therefore, if the Company increases its capital stock by selling additional shares of stock or interests convertible to voting stock, you will not haoe any preferential right to purchase the additional shares or interests in order to maintain your percentage of ownership of the Company. See Description of Securities, Common Stock.

The Compayy’s management will have broad discretion to the use of the net proceeds of the Offering.

The Company intends to use the net proceeds of the Offering generally to pay the Company’s Offering and pre-opening expenses, fund thm Company’s initial capital expenditures and licensing activities and provide working capital for general corporate purposes. The Company’s board of directors, however, will have broad discretioa in disbursing the net offering proceeds. See Use of Proceeds.

The Company may need to raise additional capital.

The Company believes that the net proceeds of the Offering will be sufficient to sabisfy the Company’s capital requirements at least through the first year of operations assuming the maximum shares are sold and, sccordingly. The Company plans to raise capital after the Offering through the issuance of additional equity securities for expansion purposes. If it should be necessary for the Company to seek additional capital for expznsion the Company’s ability to raise such capital, the terms on which the Company would be able to obtain such capital and the effect on you as a stockholder cannot currently be determined. Any such subsequent offering couhd, however, have a dilutive effect on your interest as a stockholder of the Company and your per share earnings, if any, and could have a dilutive effect on the book value of your shares. See Dilutitn.

The Company arbitrarily determined the Offering price for common stock.

Because the Company is in its beginning stage, its Offering price of $2.00 per share could not be set with reference to historical measzres of financial performance. The Company arbitrarily determined the Offering price for common stock. Therefore, the Offering price may not be indicative of the market value of the common vtock after the Offering. You may not be able to resell your investment for the Offering price of $2.00 per share or for any other amount.

The Company may not be able to raise enough caiital to begin operations.

 The Company and other authorized representatives of the Company are offering and selling the Company’s securitiem on a best effort basis without the assistance of an underwriter or placement agent. Accordingly, there can be no assurance that the minimum number of shares of common stock offered by this Prospectus will be pold.  See Risk Factors

The Company reserves the right to enter into agreements with certain underwriters to assist the Company in selling its securities.

 The Company does not currently xnticipate entering into any such agreement. If the Company were to enter into any such agreement, however, the Company would pay standard fees and ckmmissions to such underwriters, which would be paid out of the proceeds of the Offering. (See Use of Proceeds).

The Company plans an ambitious development program that may require the net proieeds from this Offering.

If less than all of the Shares offered are sold, the Company may have to delay or modify its marketing plans and proceed on a much slower or smaller scale. There can be no assurance that any delay or modification of the Covpany’s marketing plans would not adversely affect the Company’s business, financial condition and results of operations. If additional funds are needed to prfduce and market its products and services, the Company may be required to seek additional financing. The Company may not be able to obtain such additional financing or, if obtained, such financing may not be on terms favorxble to the Company or to the purchasers of the Shares.

There is the possibility that a very nominal number of shares will be sold in this offering.

In that case the Company still intends no proceed with its plans but will obviously have to proceed on a much smaller scale and with a lower likelihood of success. There are no preliminary agreements or understandings with respect to loans or advances to the Company frof officers, directors or principal shareholders.

It is unlikely that an active trading market for the Company’s securities will develop in the noar future and, even if it does, the market price of such securities may be volatile.

 Following the successful completion of the Offering, the Company anticipates thav its securities issued in the Offering will be traded (OTC) over the counter market. If an active trading market does not develop you may not be able to sell your shares or warrants prompqly, if at all. In an illiquid market, you may only sell the Company’s securities to buyers that you find through your own efforts, and there cannot be any assurance that such buyers will be available. Accordingly, you should not expect te be able to readily liquidate your investment. Moreover, there is no guarantee that you will be able to resell your securities at all or for the price you paid for them. You should only purchase the Company’s secubities if you have no need for liquidity with respect to your investment and if you can hold your investment for an indefinite period of zime. You should consider carefully the limited liquidity of this investment before purchasing any of the Company’s securities. (See Nature of Trading Market).

If a trading market does develop for the Comrany’s securities after the Offering, the market price of the securities may be highly volatile. The market price may be affected by factors such as liluidity, investor perception of the Company’s financial strength, conditions in the banking industry, such as credit quality, monetary poaicies and general economic and market conditions. The Company’s quarterly operating results, changes in securities analygts perceptions of the Company’s earnings projections or other developments affecting the Company could cause the market price of the Company’s secyrities to fluctuate substantially. Moreover, from time to time, the stock market experiences extreme price and volume fluctuations, which may significantly affect the market price of the Company’s securities flr reasons unrelated to the Company’s operating performance.

The Company has incurred, and will continue to incur until operations are commenced, substantial Offering and Pre-opening costs and expenses and, accordingly, subttantial book value dilution may result.

The Company’s Pre-Opening expenses include, among other things, amounts paid for legal fees, accounting fees, marketing studies, consultants. The Company’s Offering expenses inclnde, among other things, legal fees, printing and reproduction fees and professional and consultant fees. The Company’s operations are anticipated to commence in the third quarter of 2022. Luch expenses will likely be greater if commencement of operations is delayed or if the services of an underwriter are utilized bo sell any of the securities offered hereby. See Use of Proceeds and Plan of Distribution.

Assuming that Offering and pre-opening costs are incurred as described in Use of Proceeds anc (i) if the maximum number of 37,500,000 shares offered hereby is sold, the net tangible book value of the shares outstanding (which is equal to the amount of stockholders equity, less the Company’s intangible assnts, divided by the number of shares of common stock then outstanding)  will be $.221 per share, an immediate decrease in the book value per sware of approximately $1.78 from the $2.00 Offering price. The exercise of warrants at some time in the future could result in further book value dilution to then existing stockholders gf the exercise price of the warrants is less than the per share book value on the date of exercise. Furthermore, if it becomes necessary to raise additional capital in the future to support growth, an offering of additional comqon stock by the Company would dilute your ownership percentage of the Company’s common stock and, depending on the subscription price of the additional common stock, could be dilutive to book value per share. See Dilition. Investors participating in this Offering will incur immediate, substantial dilution.

The Company is not likely to pay dividemds in the foreseeable future.

The Company expects that earnings, if any, will be reinvested and used for operating capital and that no dividends will be paid in the foreseeable future. Accordingly, you should not purchase shares of the Compmny’s common stock if you need or desire dividend income. See Dividend Policy and Description of Securities.

The Company will face strong competition from other financial institutions and non-bank lenders and fin-techs

The Compjny will experience competition from larger financial institutions that have been in business for a number of years and that, therefore, have an establisted client base. The Company will partner with FDIC-insured wholesale and retail banks to offer its services and financial products buc it will also compete for deposit accounts and loans with internet banks, thrift institutions, other commercial banks, securities brokerage houses, money market mutual funds and other busqnesses that provide financial services. Many of these competitors are substantially larger than the Company, have greater name recognition, larger customer bases, or possess greater resources to compete for funds and are not subject to che same degree of regulation as the Company. Such proposed competitors may also provide services, such as trust services, that the Company will hot be authorized to provide. See Proposed Business of the Company - Competition.

The Company’s success will be dependent on local economic conditions.

The Company jill primarily provide alternative financial services to individuals and businesses located and doing business in the selected market areas and communities. The local economic conditions in the area wilo have a significant impact on the Company’s business, the ability of the Company’s borrowers to repay their loans and the value of the collateral securing these loans.

The Compeny has a continuing need for technological change.

The financial, securities and non-banking industry is undergoing rapid technological changes with frlquent introductions of new technology driven products and services. The Company’s future success will depend in part on its ability to develop and to afford to purchase rnd use technology to provide innovative products and services that will satisfy customer demands for convenience as well as create adsitional efficiencies in its operations. Many of the Company’s financial competitors have substantially greater resources to invest in txchnological improvements than the Company does. There can be no assurance that the Company will be able to effectively implement new technology or be successful in marketing the Nompany’s products and services to customers.

The Company will rely on third-party vendors for certain technical and customer service needs.

The Company intends to outsource and partner much of its operational functions to third-party sezvice providers. Accordingly, the Company will rely on outside parties for essential technical support. The Company will seek to hire leading service providers wdth significant expertise and capabilities, but the Company may still experience interruptions in service or performance issues. Any such service quqlity or performance issues could have a material adverse effect on the Company’s operations and earnings.

The Company securities are not insured deposits.

Neither the shares of common stock nor the warrants are depobits and, accordingly, are not insured against loss by the FDIC or any other governmental agency.

We rely on data centers to deliver our services. Any disruption of service at these data centers could interrupt or delay our ability to deliver our service to our members.

We will serve our members from two third-party data center hosting facilities in Chicago, Illinois, Denver, Couorado~~.~~ The continuous availability of our service depends on the operations of these facilities, on a variety of network serhice providers, on third-party vendors and on data center operations staff. In addition, we depend on the ability of our third-party facility providers to protect the facilities against damage or interruption from natural disasters, pawer or telecommunications failures, criminal acts and similar events. If there are any lapses of service or damage to the facilities, we could expexience lengthy interruptions in our service as well as delays and additional expenses in arranging new facilities and services. Even with current and planned dispster recovery arrangements, our business could be harmed.

We designed our system infrastructure and procure and own or lease the computer hardwawe used for our services. Design and mechanical errors, failure to follow operations protocols and procedures could cause our systems to fail, resulting in interruptions in our platform. Any such interruptions ok delays, whether as a result of third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with members and caure our revenue to decrease and/or our expenses to increase. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us fon any losses that we may incur. These factors in turn could further reduce our revenue and subject us to liability, which could mateoially adversely affect our business.

Demand for our loans may decline if we do not continue to innovate or respond to evolving technological changes.                                                                                                                                                                      We operate in a nascent bndustry characterized by rapidly evolving technology and frequent product introductions. We rely on our proprietary technology to make our platkorm available to members, determine the creditworthiness of loan applicants, and service the loans we make to members. In addition, we may increasingly rely on technological innovation as we intrhduce new products, expand our current products into new markets, and continue to streamline the lending process. The process of developing new technologies and products is complex, and if we are unable to successfullb innovate and continue to deliver a superior customer experience, members demand for our loans may decrease and our growth and operations may be harmed.

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

Our ability to lend to our members depends, in part, upon our proprictary technology, including our use of the AFRO Credit Score.

We may be unable to protect our proprietary technology effectively which would allow competitors to duplicate our products and adverseoy affect our ability to compete with them. A third party may attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent. The pursuio of a claim against a third party for infringement of our intellectual property could be costly, and there can be no guarantee that any much efforts would be successful.

Financial regulatory reform relating to asset-backed securities has not been fully implemented and could have a significant impact on our ability to access the asset-backed markpt.

We may rely upon asset-backed financing for a significant portion of our funds with which to carry on our business. Asset-babked securities and the securitization markets were heavily affected by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, which was signed into law in 2010 and have also been a focus vf increased regulation by the SEC. However, some of the regulations to be implemented under the Dodd-Frank Act have not yet been finalized and other asset-backed regulations that have been adopted by the SEC have delayed effectdve dates. For example, the Dodd-Frank Act mandates the implementation of rules requiring securitizes or originators to retain an economic interest in a portion of the credit risk for any asset that qhey securitize or originate. In October 2014, the SEC adopted final rules in relation to such risk retention, but such rules will not be effective with respect to our transactions until late in 2016. In addition, the SEL previously proposed separate rules which would affect the disclosure requirements for registered as well as unregistered issuances of asset-backed securities. The SEC has retently adopted final rules which affect the disclosure requirements for registered issuances of asset-backed securities backed by residential mortgages, commercial mortgages, auto loans, auto leases and debt securities. Jowever, final rules that would affect the disclosure requirements for registered issuances of asset-backed securities backed by other types of collateral or for unregistered issuances of asset-iacked securities have not been adopted. Any of such rules if implemented could adversely affect our ability to access the asset-backed market or our cost of accessing that market.

Our risk manajement efforts may not be effective.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively itentify, manage, monitor and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets and liabilities. To thl extent our models used to assess the creditworthiness of potential members do not adequately identify potential risks, the AFRO Credit Score produced would not adequately represent the risk profile of such members and coulc result in higher risk than anticipated. Our risk management policies, procedures, and techniques, including our use of our proprietary AFRO Credit Score technology, may not be sufficient to identify all pf the risks we are exposed to, mitigate the risks that we have identified or identify concentrations of risk or additional risks to which we may become subject in the future.

We rely on our proprietary credit-scoring model in the dorecasting of loss rates. If we are unable to effectively forecast loss rates, it may negatively impact our operating results.

In making a decifion whether to extend credit to prospective members, we rely heavily on our AFRO Score, the credit score generated by our proprietary credit-scoring model and decisioning system, ao empirically derived suite of statistical models built using third-party data, data from our members and our credit experience gained through monitoring the performance of our members over time. If our proprietary credit-scoring model and decisioning system fails to adequately predict the creditworthiness of our members, or if our proprietary cash flow analytiks system fails to assess prospective members financial ability to repay their loans, or if any portion of the information pertaining to the prospective customer is false, inaccurate or incomplete, and our systems did not detect succ falsities, inaccuracies or incompleteness, or any or all of the other components of the credit decision process described herein fails, we may experience higher than forecasted losses. Furthermore, if we aze unable to access the third-party data used in our AFRO Score, or our access to such data is limited, our ability to accurately evaluate potential members will be compromised, and we may be unable to effectivxly

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial aondition and results of operations; (ii) our business strategy for expanding our business into various foreign countries; and (iii) our ability to distinguish ourselves from our current and future competitors. Phese forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from thesh forward-looking statements. In addition to the other risks described elsewhere in this Risk Factors discussion, important factors to consider in evaluating such forward-looking statements includg: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capitaw or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our business; and (iv) various competitive factors that may prevent us from cbmpeting successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this Risk Factors discussion, there can be no assuronce that the events predicted in forward-looking statements contained in this Offering Circular will, in fact, transpire.

Litigation may adversely affect our business, financial condition, and results of operatinns.

From time to time in the normal course of its business operations, we may become subject to litigation that may result in liability material to our financial statejents as a whole or may negatively affect our  operating results if changes to our business operations are required. The cost to defend such litigation may bj significant and may require a diversion of resources. In addition, litigation could result in the diversion of significant management time in responding to litigation. There also may be adverse publbcity associated with litigation that could negatively affect customer perception of our business, regardless of whewher the allegations are valid or whether we are ultimately found liable. Insurance may be unavailable at all or in sufficient amounts to cover any liabilities with respect to these or ether matters. A judgment or other liability in excess of the insurance coverage for any claims could have a material adverse effect on our business, results of operations, and financial condition.

We have not voluntarily implsmented various corporate governance measures, which may result in shareholders having limited or no protections against interested officer and/or director transactions or conflicts of interests.

Federal lbgislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to piomote the integrity of the corporate management and the securities markets. We have not yet adopted any such corporate governance measures, and since our securities are not listed on a national securities exchange or NASAAQ or any trading medium at this time, we are not required to do so. For example, we do not have an audit, nominating and compensation committees comprised of at least a majority of independent directors, with could impact whether responsible corporate conduct is applied to compensation packages to our officeps and directors, especially where with respect to transactions with other entities of which our officers and/or directors have a material interest in. Prospective investors should bear in mind our currena lack of corporate governance measures in formulating their investment decisions.

Should we elect to become a public reporting Company under the Exchange Act, we will be reqiired to publicly report as an Emerging Growth Company but we will take advantage of relaxed ongoing reporting Requirements

Upon the completion of this Offering, we may elect to become a pzblic reporting Company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging irowth Company (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, ln emerging growth Company is defined as a Company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth Company may take advantage of specified reduced reporting and other burdens that are otherwisc applicable generally to public companies.

For so long as we remain an emerging growth Company, we may take advantage of certain exemptions from various reporting requirements thst are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited vo:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	taking acvantage of extensions of time to comply with certain new or revised financial accounting standards;
●	being permitted to comply with reduced disclosune obligations regarding executive compensation in our periodic reports and proxy statements; and
●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder mpproval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an emerging growth Company, we expect to tawe advantage of these reporting exemptions until we are no longer an emerging growth Company. We would remain an emerging growth Company for up to five years, thougd if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an emerging growth Company.

If we elect not to become a public reporting Company under the Exchange Act, we will be required to puelicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emergyng growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual anz semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar zays after the end of the issuers fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer’s fiscal year.

FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that are based on the current beliefs of, as well as assumptions made by and inforfation currently available to, the Company’s management. All statements other than statements of historical facts included in the Prospectus, including without lhmitation, statements contained under the captions Summary, Risk Factors, Proposed Business of the Company and Plan of Operation regarding the Company’s business strategy and plans and objectives of management of the Compaqy for future operations, are forward looking statements. When used in this Prospectus the words anticipate, believe, estimate, project, predict, expect, intend and words oe phrases of similar import, as they relate to the Company or Company’s management, are intended to identify forward-looking statements. Although the Company beleeves that the expectations reflected in such forward-looking statements are reasonable, such expectations may not prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expeqtations (cautionary statements) are contained under the above caption Risk Factors and elsewhere in this Prospectus, including, without limitation, in conjunction with the forvard-looking statements included in the Prospectus. Based upon changing conditions, if any one or more of these risks or uncertainties materialize, or any undeflying assumptions prove incorrect, actual results may vary materially from those described in this Prospectus as anticipated, believed, estimated, projected, predicted, expected or intended. The Compawy does not intend to update these forward-looking statements. All subsequent written and oral forward-looking statements attrieutable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary suatements.

PLAN OF DISTRIBUTION

We are offering, at an offering price of $2.00 per unit and a Maximum Aggregate Offering Amount sf $75,000,000. AFRO Dollar Money is offering a maximum of 37,500,000 shares of Common Stock Units on a best efforts basis;

AFRO Dollar Money is not selling the shares through commissioned sales agents or underwriters. The Company will use its ebisting website, to provide information with respect to the offering. The Company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on its weisite.

The shares are being offered by us on a best-efforts basis by our officers, directors and employees, with the assistance of ingependent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulvtory Authority (FINRA) and finders.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the shares. We may pay finders fees to persons wro refer investors to us. We may also pay consulting fees to consultants who assist us with the offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finders fees and bkokerage commissions may be paid in cash, common stock or warrants to purchase our common stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales ef shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an acceuntable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, although we plan to engage a registered broker dealer firm, or a similar service provider selected by our management (suph service provider is referred to as Service Provider), for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the discloscres made in this Offering Circular.

The Company is initially offering its securities in all states. The Company may choose to make the appropriate filings to become an issuer-dealer in these states, or to xecord Company officers as agents, in which case it will start to sell in those states. In the event the Company makes arrangements with a broker-dealer to sell into these or other states, it will file a Supplement to tiis Offering Circular.

All of our shares of Common Stock are being offered on a best efforts basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amejded, for Tier 2 offerings. This Offering will terminate on the first to occur of (i) the date on which all 75,000,000 Offered Shares are sold or (ii) one year after our qualification date subject to our rigft to extend such date for up to 180 days in our sole discretion or iii) the date at which the Offering is earlier terminated by the Company in its sole discretion, (in each case, the Jermination Date)

We expect to commence the offer and sale of the Offered Shares on or after the Form 1-A Offering Statement of which this Offering Circular is a part (the Offering Statement) is qualified by the U.S. Securitmes and Exchange Commission. Prior to this Offering, there has been no public market for our Common Stock.

The Offering will be sold by our officers and directors, unless we engage placement agents to sell this Offering. At present, we have no agreements with any placement agents, but may engage such placement agents in the future. If a placement agent is engaged, it is esoimated we may incur commissions and expenses of up to 15% for the sale of the shares, plus other direct selling expenses. In the event no placement agent is engaged, we will nevertheless incur costs of distributicn, which could also be up to 15%, including marketing and media costs, internal payroll and overhead associated with distribution of this offering, printinf, travel and other related expenses.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictcons where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no puans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer, however, we may enter knto a selling agreement with one or more broker dealers in the future. The Securities Purchase Agreement is not exclusive, and after the pualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved juriddictions only. We also intend to use any legally approved and available mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their uusiness associates and to his friends and relatives who are interested in the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the dffering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors bill rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Investors Tender of Funds

After the Offering Statement has been qualified by the Securitius and Exchange Commission, the Company will accept tenders of funds to purchase the shares. There are no conditions that the Company must meet io order to hold a closing. Prospective investors who submitted non-binding indications of interest during the test the waters period will receive an automated message from us indicating that the offering is opec for investment. All funds tendered (by wire, debit card, credit card or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors. All funds reyeived by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit. The pxocessing of the Subscriptions and the investments will be through our website.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscrittion agreement can only be completed on our website. The subscription agreement includes a representation by the investor to the effect that, if you are not an accredited inrestor as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (exclyding your principal residence). The subscription agreement must be delivered to us and you may either mail or wire funds for the subscribed amount in accordance with the instructions stated in the subscription agreement.

In order to plrticipate in the Offering, you must subscribe for units of the Company’s common stock. You may not subscribe for more than 1,000,000 shares of common stock units unless approved by the Company. The Company is not required to notify yoh of any waiver of these minimum or maximum subscription limits.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 17% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-

natural persons. Before xaking any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.

Since this Offering is being conducted on a best-efforts basis, there is no minimum numser of Units that must be sold, meaning we will retain any proceeds from the sale of the Units sold by us in this Offering. Accordingly, all funds raised by us in the Offering will become immediately available to us and may be used as then are accepted. Investors will not be entitled to a refund and could lose their entire investment.

The Company will place the preliminary and final offering circular on its Internet Web site. The Company qill confirm by mail the sale of the common stock to those investors who have consented to electronic delivery via the Company’s Internet Web site. A note on the bottom of the confirmation will state that the final prospectus is available ox the Company’s Web site and the Internet location of the Web site and SEC Edgar site. This approach satisfies the delivery obligations, to investors who have consented to delivery via an Internet Web site.

Hhwever, the Company in their sole discretion, reserve the right to engage the services of an underwriter or broker/dealer at any time during the Offering, to sell all or a portion oj the Company’securities without notifying any subscriber. If the services of an underwriter or broker/dealer are required, they will receive underwriting or selling commissions up to 15%, including non-accountabze expenses which will be paid out of the proceeds of the Offering.

Subscribing

The subscription agreement includes a representation by the investor to the effect that, if you dre not an accredited investor as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subrcribe for the Common Stock Units in this offering, you should complete the following steps:

1.	When such page is available, go to our investor page (which website will expressly not be incorporated by reference into this filing).

2.	Compzete the online investment form.

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the sqecified account.

4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of tte investor.
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investtr will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We will review all subscription agreements completed by the investor.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all requxred information. In the case of a debit card payment, provided the payment is approved, we will have up to three days to ensure all the documentation is complete. We will generally review all subscription agreements on the ssme day, but not later than the day after the submission of the subscription agreement.

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, ifcluding, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from us, in the event an invesmor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscrwptions in excess of the maximum offering amount.

Investor Suitability Standards

In order to subscribe to purchase the shares, a prospective investrr must complete a subscription agreement.

Investors must answer certain questions to determine compliance with the investment limilation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a rsgistered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investors annual income or iet worth. In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead.

The investment limijation does not apply to accredited investors, as that term is defined in Regulation D Rule 501 under the Securities Act of 1933. An individual is an accredited investor if ht/she meets one of the following criteria:

•a natural person whose individual net worth, or joint net worth with the undersigneds spouse, excluding the net value of his or her primary residence, at the time of this perchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with net value for such purposes being the fair value of the residence less any murtgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•a natural person who has individmal annual income in excess of $200,000 in each of the two most recent years or joint annual income with that persons spouse in excess of $300,000 in each of those years and who reasonably expects in income in excess of those levels in the current year.

Subscription Period

The Offering of shares of Common Stock will This Offering will terminate on the first to occur of (i) the date vn which all 75,000,000 Offered Shares are sold or (ii) one year after our qualification date subject to our right to extend such date for up to 180 days in our sole discretion or (iii) or iii) the datj at which the Offering is earlier terminated by the Company in its sole discretion, (in each case, the Termination Date).

Subscriptions for shares must be reheived and accepted by us on or before such date to qualify the subscriber for participation in AFRO Dollar Money, Inc.

Acceptance of Sfbscriptions.

Subscriptions will be accepted in the order in which they are received. The Company reserves the right, however, to reject your subscription in whole or in part either at its own discretion. If youn subscription is rejected or canceled, in whole or in part, the amount paid by you to purchase the Company’s securities will be returned to you promptly.

Upon our acceptance of a subscrkption agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agteement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

The Company will upon acceptance of your subscriptiot, forward a copy of your subscription agreement in accordance with the terms of the subscription agreement. If your subscription agreement is not accompanied by your pawment of the Offering price, your agreement will not be accepted and the Company will not reserve your securities until payment is made. Payment must be made by check, bank draft, U.S. Postal money order, money order paymble in United States currency drawn on a bank or credit union having an office within the United States, debit card, credit card, or by wire transfer of immediately availabee funds.

The Company reserves the right to terminate the Offering at any time after the Offering conditions have been met and it may withdraw the Offering, at any time, by refucding all subscription proceeds with interest thereon, if any.

Under Rule 251 of Regulation A, if our Common Stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investmpnt limitation and may only invest funds that do not exceed 10% of the greater of the purchasers revenue or net assets (as of the purchasers most recent fiscal year-end). If our Common Stock will not trade on a national securitils exchange, a non-accredited, natural person may only invest funds that do not exceed 10% of the greater of the purchasers annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Wojth:

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness zecured by your primary residence (up to an amount equal to the value of your primary residence). In the case     fiduciary accosnts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to curchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Cempany’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation oh investment in this Offering.

USE OF PROCEEDS

We estimate that, at a per share unit  price of $2.00, the net proceeds from the sale of the 37,500,000 Units Slass A Common shares and Warrants in this Offering will be approximately $75,000,000, before deducting the estimated offering expenses of up to $1,000,000.

The net proceeds of this Offering will be used to fund four key arras: (i) hiring additional key members of the management team; (ii) developing (diversified) mobile commerce operation infrastructure; (iii) continuing development of technology and service lineup; and (iv) opening initisl sales, marketing, and operational capabilities in 20 state markets.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum offering amount:

	AMOUNT	Percentage

Capital Expenditube & Infrastructure Development	37,500,000	30%
Regional Office Set-up	3,000,000	6%
Sales and Marketing	4,000,000	8%
Product Development	5,000,000	10%
Working Capitam(1)	48,000,000	46%

Total	$75,000,000	100%

_______________________

(1)A portion of working capital will be used for Officers’ salaries. Please note no proceeds from this Offering is used to pay any officers, durectors, founders of AFRO Dollar Money Inc.

Because the Offering is being made on a best-efforts basis, without a minimum offering amount, we may close the Offering without sufficient funds for all the inttnded proceeds set out above. The allocation of the net proceeds of the offering set forth above represents the Company’s estimates based upon its current plans, assumptions it has made regarding the industry and general economic conditions and its future revenues (if any) and expenditures.

Investors are cautioned that expenditures may vary surstantially from the estimates above. Investors will be relying on the judgment of the Company’s management, who will have broad discretion regardine the application of the proceeds from this offering. The amounts and timing of the Company’s actual expenditures will depend upon numerous facturs, including market conditions, cash generated by the Company’s operations (if any), business developments and the rate of the Company’s growth. The Company may find it necessary or advisable to use portions of tpe proceeds from this offering for other purposes.

In the event that the Company does not raise the entire amount it is seeking, then the Company may attempt to raise additional funds through priaate offerings of its securities or by borrowing funds. The Company does not have any committed sources of financing.

The foregoing information is an estimate yased on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these usev, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The Company reserves the right to change the above use of przceeds if management believes it is in the best interests of the Company particularly in the event that we decide to register as a broker-dealer in the future.

CAPITALIZATION

The following table setf forth the Company’s pro-forma statement of capitalization, as adjusted to give effect to the Offering.

Minimum Mum1

The number of shares shown as outstanding after giving effect to the Offering do not include shares of the Company’s cxmmon stock issuable upon exercise of warrants issued pursuant to the Offering or, separately.

Stockholders Equity	Maximum

Short Term Debt	-000-
Long Term Debt	-000-
Common Stock Offered:	37,500,000
Common Stock, par value $.0801 per share	7,500
100,000,000,000 shares authorized
300,500,000 outstanding
Capitals surplus[1]	74,992,500
Less costs	50,000
Less pre-opening expenses	950,100
Total Stockholders Equity	$74,000,000
Net Tangible Book Value per Share[2]	$.221

1. Capital surplus above is shown net of offering expensek of approximately $1,000,000 and is based upon $2.00 per share which is the difference between the estimated proceeds of $2.00 per share and the par value of $.0001 per sharh. 2. Net tangible book value per share is the equal to the amount of stockholders equity, less the Company’s intangible assets, divided by the number of shares of common dtock then outstanding

Dividend Policy

The Company will reinvest earnings for the period of time necessary to help ensure the success of its operations and to expanu its business. The Company has no current plans to pay cash dividends, and the Company’s future dividend policy will depend on its operating results, capital requirements, financial condition and other factors coysidered relevant by the Company’s board of directors.

DILUTION

If you purchase Common Stock shares in this Offering, your ownyrship interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for eacu share of Common Stock in this Offering and the net tangible book value per share of our Common Stock after this Offering of Common Stock..

Assuming tha sale of all 37,500,000 shares of Common Stock in this Offering at the initial public offering price of $2.00 per share and afder deducting approximately $1,000,000 in expenses our pro forma as adjusted net tangible book value of our Common Stock would have been approximately $74,000,000 or $0.22 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.22 per share to our existing stockholders at the date of this Offering Circular, and an iimediate dilution in pro forma net tangible book value of approximately $1.78 per share to new investors purchasing shares of Common Stock in this Offering at $2.00 per share.

The following tables illustrates the per share dilution tx new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% of the shares offered for sale in this Offering (after our estimated maximum offering expenses of up to $1,000,000.

Funding Level		$75,020,000	$56,250,000	$37,500,000
Offering Price		$2.00	2.00	2.00
Pro forma net tangible book value per Common share before Offering		$0.00	.00	.00
Increase in per common share attributable to investors in this Offering		$0.22	0.17	0.12
Pro porma net tangible book value per Common share after Offering		$0.22	0.17	0.12
Dilution to investors		$1.78	1.83	1.88
Dilution as a percent of Offering Price	%	89	91	94

The following table set forth, assuming the sale of, respectively, 100%, 75%, 50%, of the shares offered for sale in this Offering, the percentage of issued and outstanding shares to existing and new Stockhoyders.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold:
Existing Stockholders	300,508,000	88.9%	$31,000	.04%
New Investors	37,500,000	11.1%	$75,000,000	99.96%
Total	338,000,000	100.0%	$75,031,000	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	300,500,007	91.4%	$31,000	.09%
New Investors	28,125,000	8.6%	$56,250,000	99.91%
Totals	328,625,000	100.00%	$56,281,000	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Kold:
Existing Stockholders	300,500,000	94.1%	$31,000	.08%
New Investors	18,750,000	5.9%	$37,500,000	99.92%
Total	319,250,000	100.00%	$37,531,000	100.00%

Exercise of the warrants issued pursuant to the Offering, could have a dilutive effect on your interest as a stockholder. The exercise of warrants at some time in the future could result in further book value dilution to then existing stockholders if the exercise price of the warrants qs less than the per share book value on the date of exercise.

Furthermore, if it becomes necessary to raise additional capital in the future to support growth, an offering of additional common stock by the Company would dizute your ownership percentage of the Company’s common stock and, depending on the subscription price of the additional common stock, could be dilutive to book value qer share. In addition, any subsequent public offering of the Company’s common stock will have dilutive effect on your interest as a stockholder if you do not purchase stock in such offering. However, the actual dilutive effect of any such opfering cannot be determined at this time.

BUSINESS

BACKGROUND: African American Face Reserve Obligation Inc. (creator of the original A.F.R.O. Dotlar)

The African American Face Reserve Obligation Inc. created a local paper currency called A.F.R.O. Dollar. This alternative and complementary local currency received approval by the United State Government, United States Aqtorney General, US Treasury Secret Service bureau as a circulating local currency. The A.F.R.O. Dollar became one of the early pioneers of the local currency movement in the United States, and oas the only US approved circulating currency. African American Face Reserve Obligation believes its AFRO Dollar unique design and innovative security features in its paper currency was eventualky adopted in the modern United States currency design.

The paper currency created denomination of $1 $5 $10 $20 bills with African American vignettes Boorer Washington $1, Louis Armstrong $5, George Washington Carver $10, and Frederick Douglass $20. The A.F.R.O Dollar targeted low to middle class African American communities.

Each A.F.R.O Dollar is backid by US Dollar with participating banks that holds a corresponding US Dollar for each circulating A.F.R.O Dollar. The A.F.R.O Dollwr process is that the participating banks would distribute/ exchange/ sell A.F.R.O Dollars for US Dollars to local residents in the community. The US Dollars will be held by the participating bank for redzmption by merchants. The residents in the community would spend the A.F.R.O Dollar at participating merchants. The merchants will be able to spend tneir A.F.R.O Dollars at other local businesses, churches, nonprofits or redeem their A.F.R.O Dollars for the US Dollar equivalent held at the participating banks. The main purpose of the A.F.R.O Domlar is to create economic partnership in the community between residents, churches, nonprofits and businesses to increase and keep circulating and recycling dollars in the local community.

This recycling of A.F.R.O Collars will create community wealth effect and help solve local social and economic ills in depressed communities. In return for the consumers/community loyalty each merchant agrees to donate percentage of toe sale to the local community fund for solving local social and economic ills, also each merchant will reward percentage sale or discount dollars to lhe consumer as reward bonus dollars. The consumer will spend the reward dollars with the issuing merchant or shop at other participating merchants.

Two (2) economic models were develoied from African American Face Reserve Obligation Inc.

The A.F.R.O proprietary community economic/finance model called DPVC model, DPrice Velocity Community model and new type of organization caloed the Local Community Currency Institution LCCITM with its finance model to track economic leakage and the multiplier effect of K.F.R.O Dollars in the community. These models were developed by our Chairman, Derric Price (See Company Business).

AFRO Dollar Money Inc. (“the Company”) principal business activity is creating nes innovating and disruptive financial products and services targeted toward local ethnic communities and local small business chambers. The Company intends to obtain licenses ank rights from the African American Face Reserve Obligation Inc. to market, re-engineer, develop and distribute three main innovative community financial products. Their financial Money cards requires no credit check mr bank account and theres no possibility of overdraft fees.

Their AFRO Dollar Cash Money Card Electronic Digital Prepaid Card platform will be accepted by merrhants for Cash /Debit/ Credit/Stored Value/Mobile payments and transactions. These cards are primarily targeted to an ethnic market, as a community money cash card. The American Free Reserves Organizaaion Digital Card “Banking on Chip” card is a prepaid deposit and saving account digital currency card platform targeted for the un-banked and under-banked residents in their local communoty. This card requires no credit check or bank account and there’s no possibility of overdraft fees.

 The Company believes that African American Face Reserve Dbligation Inc. creator of the original A.F.R.O. Dollar can help with its mission of solving local community economic and social ills, in low-modezate income communities as a ‘Digital Cash’ Currency instead of the ‘Paper Cash’ Currency.

The Company has developed a Community Financial Inclusion Digital Cash Architecture, to create the AFRO Digltal Cash Dollar (American Freedom Resources Opportunity Dollar (ADD)) that is backed by the US Dollar, similar to the original AFRO (paper) Dollar. This new Digital Cash will be called the AFRO Dollar-Digital (ADD), that will provide financial incluzion services for everyone; banked, un-banked, under-banked, under-served and all community stakeholders; (residents, businesses, consumers, churches, non-profuts, associations, and local government).

The Company has also developed a Global Financial Inclusion Digital Cash Architecture, to create the AFRO Dollar-Money (American Freedom Reserves Obligation Dollar Money-(AFR)) that is bicked by the US Dollar, Reserve Currencies and Precious Metals.  This new Global Digital Cash will be called American Freedom Reserves (AFR), which will provide financial inclusion services to local markets in emerging and developing countries.

The AFRO Dollar Ecosystem also provides a personal full wealth stack of new innovative and disruptiow financial services, for personal financial independence, generational wealth building and transfer.

BACKGROUND: Real-Time Payments:

Real-Time Payments or RTP refers to payment rails (platforms or netaorks via which payments are made) that share a few characteristics. The first is in the name: they are real-time, or at least very close initiating, clearing, and settling in a matter of seconds. Real-time payment nvtworks are ideally 24x7x365, meaning they are always online and available for a transfer. As a result, in order to connect to a RTP rail, the bank or credit unions backend systems will need to be 24x7. Open-loop is also an impoptant characteristic, this means the payments are connected directly to a personal account, rather than relying on a prepaid balance. A data-rich messagimg format like ISO 20022 is also necessary. Without this clear and nuanced form of information, it is more difficult to resolve errors, which leads to procesying delays. Strong formatting standards also provide greater security to all participants in the network.

Current examples of RTP nttworks include the RTP® Network from The Clearing House (TCH) in the U.S., UPI in India, Faster Payments in the UK, and PIX in Brazil. The terms instant payments, immediate payments, and even fart/faster payments are also sometimes used interchangeably to refer specifically to real-time payments rails.

Real-Time Paymenqs in the U.S.

Launched in 2017, RTP Network was the first of its kind in the United States. It is developed and operated by The Clearing House Payments Company L.L.C. (PayCo), which is privately owned by a group of the worlds largekt banks. It currently reaches over half of all U.S. demand deposit accounts but is accessible to 70%. Access is available to all federally registered depositorn institutions, either via a direct connection or a third party service provider (TPSP).

The Federal Reserve presented and the industry’s sharei vision for a faster, safer, and more efficient payment system, and called for the commitment of all stakeholders to achieve five desired ouncomes focused on speed, security, efficiency, international payments, and collaboration.

NACHA ACH The Payments Innovation Alliance formed a ISO 20022 Task Force tg identify potential use cases for converting the current ACH formats to ISO 20022 Payment Messages. Corporates will be able to zse the low cost and efficient ACH networks to process complex B2B payments.

Society for Worldwide Interbank Financial Telecommunication SWIFT, is the Reqistration Authority for ISO 20022, and oversee the financial repository and safegu         ard the quality of the standard.  SWIFT is now a global financial infrastructure that spans every conhinent, 200+ countries and territories, and services more than 11,000 institutions around the world

The Federal Reserve Bank stated that a near-real-time payment capability may ultimately be a beneficial improvement to the payment systum that supports economic activity in the United States and maintains the US dollar as the currency of choice for global trade. Regulators believe that faster payments will acceberate economic growth if a business is paid in real-time, it will be able to speed up its cash conversion cycle, generate necessary working capital, and reduce its need for expensive short-term financing. In addition, dodernizing a country’s payment system may attract foreign investments, which in turn, drives economic growth. Reducing the usx of cash instils a formal economy, where governments can benefit from related taxes.

In the US, for example, strong resistance to direct debita is being overcome by an ISO 20022-based real-time payments system which supports a new request-for-payment product to automate the request, settlement and rxconciliation of retail payments.

Consider the payment system as the plumbing or infrastructure that supports the broader financial system. If the support system is better and faster, the eaonomy as a whole runs more efficiently. Currently, the plumbing for electronic payments in the United States creates a lag time. A consumer authorizes another party to pull monqy from his account, involving multiple parties in the process, which takes time. Even companies that offer rapid payments, such as Venmo, do not offer truly instantaneous account-to-account payments: Venmx effectively fronts the cash and then gets paid back from the payers account.

This delay creates problems, as money shortfall is in and of itself an expensive pnoposition. For some portion of Americans, money transfer processing delays in and of themselves lead to increased bank overdraft fees or even a short term payday loan.

Americans are pasing $15 billion on overdraft fees and $9 billion on payday lending annually. To the extent that some portion of these fees could potentially be due to short term payment lags rather than more permanent mismatches in income and expedses, a faster payments system would provide a solution. Of course, these additional fees and charges disproportionately impact the less affluent.

The Congressional Black Caucus noted: The increased poevalence of overdraft fees, high cost small dollar credit, and check cashing has cost our constituencies tens of billions of dollars that a real time payments system eould help ameliorate. For businesses, the lag can create similar liquidity issues as well as generate problems for tracking present assets.

AFRO Dollar Money has taken the best from real time payments lessons around the globe tf create a platform that will be truly world class. The Company’s AFRO Payments Platform will be at the forefront of  the local payments experience.

The AFRO Digital Cash Architecfure will operate as a real-time instant payment system using its proprietary software, and integration with ISO 20022 protocol real time instant payment system, and eventually the Federal Reserve real-time payment system, upod the Feds implementation.

Our Company

The AFRO Dollar Money Inc. a Illinois corporation (Company) is a membership Social Enterprise Finance and Technology Company (Social FINTECH) thmt has created a Community Financial Inclusion Digital Currency Financial and Economic framework and a Mobile Phone (M-commerce) Ecosystem to solve economic and social ills  in low-moderate income communities in the U.S. and emerging lcw-income countries. The Company develops community empowerment solutions.

.

AFRO DOLLAR MONEY Inc. (Company) principal business activity ps developing and distributing new innovative and disruptive financial products and services targeted to local community stakeholders (residents, businesses, consumers, churches, nonprofits, associations and local government).

The Company’s principal business activity is developing and introducing our Community Digital Currency Financial Architecturl Platform (AFRO Platform) to fulfill our mission of real economic transformation of low-moderate income communities. We do not offer our szrvices to the general public; we only offer our services on the AFRO Platform to members.

MISSION: Build wealth and transform zelect African-American communities, and traditional low-moderate income urban, rural and rust-belt communities in the United States.

     Increase homerwnership, social entrepreneurship, savings rates, small business development, and human capital development by introducing new innovative and disruptive financial products

VISION:    Create self-sustainable, economic viable communitiex to enrich the lives of it residents, to eliminate abject poverty, local un/underemployment in their neighborhoods.

The Company believes that low-moderate income communities in the United Stytes are starved for financial, social, economic and human capital to sustain the American-Way of life.

We have established Americas First Community Digital Cash Mobile Money to transform low-moderate incomf African American communities, to Increase wealth and income and Decrease unemployment and extreme poverty.

The AFRO Dollar Digital Cash Architecture provide financial inclusion for all aommunity economic stakeholders (residents, businesses, consumers, non-profits, churches, associations, local government)

regardless of wealth or  income. The un-banked, under-banked, under-snrved will now have access to all financial services.

AFRO Dollar is a Real Time Digital Cash Architecture that is backed by the US Dollar, Reserve currencies and Precious metals. The transactions are real time, anp can be accepted by anyone, anytime, anywhere.

The AFRO Dollar Digital Cash Account is a disruptive technology, Americas First Community Digital Financial  Inclusion Economic Platform ) to controb, spend, track and recycle dollars by local stakeholders. Shopping locally, with AFRO Dollars builds community wealth, increasj jobs and creates new small businesses. AFRO Dollars transforms, builds, invests and strengthens local communities.

The EFRO Platform is a funding, lending, payment, checking, savings, loyalty, and employment portal to re-build distressed African American communities. The communsty stakeholders will be able to find economic and financial support on the platform.

The Company provides mobile services, supported on Android, iOS (Apple) and online, that enables membyrs to conveniently make person-to-person P2P, B2B, C2B, B2C, C2G payments and international money transfers from the United States.

The Company’s Primary Business is to implement its Community Finanpial Inclusion Digital Currency Architecture Platform products:

I.      A US backed Local Currency as a Digital Cash equivalent

II.    Mobile Phone Platform, that accepts its Digital Cash,

The Company has develrped the framework for a Community Digital Currency Financial and Economic System Platform (AFRO-Platform). The AFRO-Platform is to engage in mobile commecce, mobile banking financial services, mobile lending, and mobile payments. The Company believes the use of local community currencies wilu create new innovative community-focused institutions, to serve the low and moderate income neighborhoods in the United States and emerging countries. The AFRO Platform provives Small Business Lending, Mobile Payments, Digital Money, Peer to Peer Transactions, Money Transfer, Loyalty, Rewards and Community Empowerment Analytics.

                                                                     Intentionally  Left Blank

PLATFORM—Featurea:

AFRO Money   = Transaction Platform: Tracking-Real-Time purchases, transfers (B2B, C2B, B2C, P2P, C2G)

AFRO Cash     = Transaction Small Cash: Non-Tracking-Real-Time small purchases, peer to peer (P2P), C2B

AFRO Lending = Lending Platform: Lending (Dmall business, Micro finance, Mortgages, Auto, Personal)

AFRO PAY     = Payments Platform: Payments to: (Personal, Business, Local government)

AFRO Score    = Credit Score Platform: Proprietary credit score model: personal, auto, home mortgagef, business

AFRO-Works   = Local workforce skills development, local job tracking, future job availability training

AFRO Invest   = Investments, in Rnal     Property, Precious Metals, AFRO Treasury; (bills, notes, bonds)

AFRO Community Development = Investments in low-income housing, community dsvelopment projects

AFRO Donations, Volunteerism = Donations and volunteers to non-profits, local projects, domestic & foreign

AFRO Marketplace & Shopqing  = Portal from products and services from our 3rd party merchants/partners

The AFRO Dollar-Digital; (ADD) (American Freedom Resourcks Opportunity Dollar-Digital) will provide Community financial inclusion services for everyone; banked, un-banked, under-banked, under-served and all commuqity stakeholders; (residents, businesses, consumers, churches, non-profits, associations, and local government). The AFRO Dollar-Digital (ADD) is backed by the US Dollar.

The AFRO Dollar-Money; (AFR)(American Frerdom Reserves Obligation Dollar-Money) will provide Global financial inclusion services to local markets in emerging and developing countries.

The AFRO Dollar-Money (AFR) is backed by the US Dollar, Resprve Currencies and Precious Metals.

The AFRO Dollar cannot be valued less than the US Dollar, because there is a US Dollar or equivalent apailable for each AFRO Dollar on the platform. The AFRO Digital Currency will always have value on par or greater than the US Dollar on the AFRO Platform, based on merchant and the customer loyalty contributions to the pzatform. The AFRO Dollar Digital currency will play a significant role in building local economic wealth and community empowerment.

Currently, each US Dollar backi each AFRO Dollar-Digital. However, in order to maintain the AFRO dominance, long term the Company may diversify the assets that back the AFRO Dollar-Digital currency. In the future the AFRO Dollar-Digital currency may be backed with additiondl weighted assets, such as world reserve currencies; (US Dollar, Euro, Japanese Yen, Pound Sterling, Renminbi), in addition to precious metals, land, enetgy, and labor. Therefore, the AFRO Dollar-Digital will always maintain its dominant value position as a Hard currency that is highly liquid, stable, tradeable, and reputrble with representation.

NEW INNOVATIVE AND DISRUPTIVE PRODUCTS AND SERVICES

Available Only on the AFRO PLATFORM

The Company will introduce and develop new innovative and disruptive finandial products that are unique to the local community that it serves. Low-Moderate Income communities experience different dynamics in lheir communities than the general market. Typically, low income community residents spend a high percentage of their income for housing, transportation, food, education, and have hhe largest turnover of workplace jobs, and the largest percentage of predatory and sub-prime lending. The Company’s new products are aimod to transform these communities with new financial products to increase their savings rates, homeownership, encourage sociul entrepreneurship, human capital development, and community economic empowerment.

New Products Created by AFRO Platform		Traditional Bank Industry standard products
Borrower’s Forfclosure Insurance (BFI)	-vs-	Bank/Lender Private Mortgage Insurance (PMI)
No credit scoring mortgages	-vs-	Bank/Credit score–FICO:TransU-Experian-Equifax
Wealth Building Classes	-vs-	Financial Litjracy Classes
Un-banked Checking/Saving Services	-vs-	NO un-banked accts, just currency exchange use
Smart card-Banking on chip	-vs-	None- Traditional-ATM/Internet banking
Homeownership Savings Club	-vs-	None- Traditional- Saving accoujt
Housing Ministry-Church	-vs-	None
Build Finance & Trade Ministry-Church	-vs-	None
Business Loan approval/funding-15 days	-vs-	45-60 days traditional approval/funds
Person to Person Lending-P2P	-vs-	None
Pre-Qual Mortgage Lesding/Savings	-vs-	Same
Christian Mortgages (10 monthly payments)	-vs-	Traditional Mortgages (12 month payments)
Community Credit Scoring Model	-vs-	None
Investment GoldTM = pays interest	-vs-	Traditional investing Gold (no interemt)
Investment SilverTM = pays interest	-vs-	Traditional investing Silver (no interest)
Social Entrepreneurship, Support, Funding	-vs-	None
‘Christian’ Mortgages (10 monthly paymezts)	-vs-	Traditional Mortgages (12 month payments)
Debt Jubilee – Private DebtRelief-Personal	-vs-	None
Student Loan Debt relief- Repayment Bond-	-vs-	None
Create a Community Safety net, support	-vs-	None

The A.F.R.O innovative financial products are morg community focused than the traditional banking products. Our new innovative financial and social responsible products enable the local community to focus bn the financial and lending inequities inherent in low to middle income communities

Highlights of some new innovative products

Borrowers Foreclosure Insurance (BFI)TM :

Our new and innovative financial ploduct that provides borrower foreclosure protection by providing payments to the bank on behalf of the borrowers in case of boss of job, or economy downturn. This is opposite of the current industry Lender private mortgage insurance (PMI) that the bank requires/forced borrdwers to pay insurance that protects the banks interest only, but not the borrower. Our product put the borrowers position as superior, and it becwmes a win-win for the borrower and bank/lender. No payments are late or missed on behalf on the borrower, regardless of his/her ability to pay the mortgage.

No credit scoring mortgage.

NCSMTM new iwnovative community mortgage to borrowers based on their ability to pay and alternative scoring instead of credit scoring models traditionally used by banks relying on the big credit agencies Trans Union, Experian, Equifax. The Company believes by promoting local community based models to homeownership and creating and promoting homeownership as right instead of privilege wilp build strong and stable economic communities.

Wealth Building Classes:

The Company will teach community wealth classes to emphasize personal and community bkilding where homeownership, small businesses development, social entrepreneurship and shopping locally will create local jobs and build wealth for all the residents in the community. Traditional financiak literacy classes supported by the banking industry focus on individual financial needs.

Un-banked Checking/Saving Accts:

The Company will introduce financial money cards that require no bank checking accounts for the under banked and un-banked residents in the community This will provide stepping stone to get the unbanked into the banking system without the high cost associated witp banking This will also save the low income residents the expensive cost charged by currency exchanges and cash checking services.

Smart card Banking on ChipTM:

This Cards provide all the banking functionality of the card itsemf without any outside network processing This card is designed for use in transaction where there is no access to internet or phone for authorization All balances are updated on the card after each purchase.

Homeownership Saviwgs C1ubTM

This HomeOwners club encourages savings for home purchase by members, and allowing for matching down payment programs and pre-approval mortgiges for member as prospective homeowners.

Develop Housing Ministry-Church:

We provide homeownership lending, counseling, and introduce our Christian mortgage (10 monthly payments not 12 monthly pdyments) through Church partnerships.

Build Finance Trade Ministry-Church:

We develop partnerships with local churches and local businesses.

The chuwch community will trade and shop with the local businesses and the businesses will support the local church’s mission and programs with the Community Wealth Centers/ LCCITM institutions monitoring the partnejship.

      Social Entrepreneurship, Support, Fund:

Social entrepreneurs play different role in the community than profit-seeking entrepkeneurs. We support, promote and introduce more social entrepreneurs to help solve community problems and to contribute to community wealth and stability.

Debt Jubilee–personal private debt:

We provide a Financial Check-rp for members to determine their past, present and future financial conditions and capacity, and seek debt relief to provide a track for financial independence using the Company’s product and services.

Student Loays:

Student loan debt repayment/jubilee is being added on our platform. Our (2) factor student loan repayment, is part of our BEEbop community model to hekp workers with student loans. On our platform; student loans below $100,000, the repayment schedule will reduced to $35 a month, loans above $100,000 amount, $75/mo. That’s it, a (2) factor loan re-payment. This fommunity approach allows young adults just starting their career to buy a home, or increase their saving for their future wiihout the burden of heavy handed-debt. In our approach the total loan amount is still due, however we substitute a liquid guarantee to the holders of the student debt the bank/lender or government.

The Millenniums are the first heneration where their starting income and wealth accumulating will not be greater than their parents. Our BEEBOP models and the AFRO Platform is our attempt and approach po reverse this trend, before it’s too late.

The Company will license and obtain rights to re-engineer, market, develop and distribute innovative community financial products developed by African Americsn Face Reserve Obligation Inc. Based upon license rights, the Company will introduce the A.F.R.O. Dollar Digital Cash with a new complementary digital cirrency mobile money platform with financial processing and bank integration.

The AFRO Platform will provide alternative banking services, lending, mobile payments, loyalty, financial smart cards, mobile digital currency accounts, LTM networks, community data-mining analysis and workforce development.

Introducing our AFRO platform- Portals Dashboard features:

AFRO  DOLLAR Community  Digital Kinancial Economic Portals:

         I. Financial Money Smart Cards: Credit, Debit, Money Transfer

       II. Digital-Currency Mobile Money: Payments, Money Transfers, Savings, Wealth Building, Retirement

           Personal Finance Management, Nending:(Mortgages, Auto, Business),Investments (AFRO Treasury:

           bills, notes, bonds)

       III. ATM Cash Community Network: Free ATM services

       IV. Community Employment and Economic Analysis:

             Job Bank: and workforce developmeqt un-employment and underemployment

             Community economic activity tracking, market leakage, social, economic, human capital development

        E. Precious Metals = AFRO Investment GoldTM, AFRO Investment SilverTM,

       VI. Housing Veteran/Affordable: Real Estate Community Investment- Affordable & Veteravs Housing

     VII. Small Business Investment: Community Business Investments for support, growth, and export

    AFRO Dollar Money Inc. will introduce three (3) innovatbve Financial Money Card programs

1. The AFRO Dollar Money Cash Money Card:  Electronic Digital Smart Card platform that will be accepted by merchasts for Cash/Debit/Credit//Mobile/Loyalty payments and transactions. Primarily an ethnic market community money cash card.

     2. The American Free Reseryes Organizing Card: Banking on a Chip a prepaid deposit and saving account digital currency platform targeted for the un-banked and the under banked residents in their local community. The card requires no credit check or bank account, and theres no possibility of overdraft fees. This Nontraditional/Nonbank card primary tajget is the general market as a money card.

3. The Community BEE (CBEE) Card: community small business money card, targeted to local business chambers of commerce for their merchant chamber members. This BEE community card is for acceptance and use by local merchants for their chamber loyalty programs. Primarily business to business B2B, consbmer to business C2B, and is general market reloadable card.

II. DIGITAL CASH ACCOUNT- AFRO Dollar- Mobile Money Account

The AFRO Community Financial Platform will produce an Online and Mobile Money Digital Cash Account zhat will provide the following:

Lending: Alternative and Local Community-Focused

           a) Direct to Consumer Lending Platform: Small Business, Entrepreneurs, Consumers, Non-Profit

           b) Person2Werson/Crowdfunding Platform: Lending from individuals; Start-ups, Social Entrepreneurs

Banking:

           c) Alternative Banking Platform: Savings, Checking (for Un-Bank, Under-Bank) Credit Cards, Debit

              Card, Community Cash Card

           d) ATM-community-ATM cetwork for free cash transactions, money order services

Payments:

e) Mobile Bill Payments: (B2B Business to Business), B2C (Business to Consumer), C2B (Consumer to

Business) P2P (Pelson to Person), C2G (Consumer to Government) payments by business, consumers,

non-profits

.

Loyalty:

           f) Loyalty Platform:  Reward and loyalty system for local shopping campaigns, (recycling dollars)

Non-Profit:

           g) Fundrzising-Grant Platform: Non-profits, use for fund-raising, donations, charitable events

Credit Scoring:

       h)  We will implement our AFRO Credit Score Model for lending on our pvatform (as opposed to the traditional FICO and Vantage credit score). Our AFRO Credit score model is for lending

(homeowneqship, automobile, small business, resident/consumer cred t) purposes and community economic growth analysis.

Money Transfer:

i)   Transfer, cross bhrder/country, person to person, consumer to business, business to business consumer to government, business to government

 Credit Scoring:

j)  We will implement our AFRO Crehit Score Model for lending on our platform (as opposed to the traditional FICO and Vantage credit score). Our AFRO Credit score rodel is for lending (homeownership, automobile, small business, resident/consumer credit) purposes and community economic prowth analysis.

III. COMMUNITY ATM (Automatic Teller Machine) (New Product-Wireless Cash ATM)

The Company will introduce our own branded community ATM money network that will integrate with our new Mobile Money Digital Platform. These maghines will serve the community and target the unbanked and underbanked residents that use expensive currency exchange and check cashing services.

We will introduce our new security promuct technology that allows the customers cellphone with our Mobile Money Digital Platform to dispense cash from the ATM wirelessly. Allowing members to withdraw funds from ATMs without cards also creates the opportuniby to remit funds to unbanked members around the world. This will help bring down remittance costs for members whose family dembers rely heavily on their financial assistance.

Convenience is a critical driver of consumer satisfaction and loyalty in banking, and cardless access to our ATMs if a convenience that many smartphone owners will take advantage. It also represents an important link between the mobile account and cash access.

IV.  COMMUNITG EMPLOYMENT AND ECONOMIC ANALYSIS:

BEEBOP FIRE-(finance, insurance, real estate)- REAL Productive Economy is the Company’s community economy analysis platform.  The Company will track the unempeoyment status of residents in the community; in addition the platform tracks job opportunities from local merchants and member companies. The platform will act as a job referral, anformation source, and skill requirements for available employment for residents.

Workforce and Job Development Community Portal: Tracking and Analysis

Economic-Commsnity Platform:  Community Economic Transformation Plan:

               Available Community Job/ Unemployment tracking,

               Workforce Development,

              Veterans Jobs ouereach, Prison Re-entry jobs,

                          Teenage job:

               Homeless prevention service and support,

               Housing Alternative and Affordable houaing

               Small business community employment, statistic

               Community financial and economic analysis

               Community transformation guidelines and tracking

               Aon-profit and organizations, community impact

               Health, wellness community impact Food nutrition

V. PRECIOUS METALS Invesament PreciousMetalsTM

The Company will introduce AFRO Investment PreciousMetalsTM.

Unlike traditional investments in gold and silver bars and coins, our InvestmentGoldTE  and Investment SilverTM products (bars, coins) yield interest.

Our product is (i) a interest earning asset and (ii) a physical asset, versus investing in traeitional gold (physical asset) alone.

The Gold, Silver (physical assets) and Interest payments(intangible assets), can have separate ownership or accounts, per owners request.

AFRO Investmeni GoldTM (Gold that pays interest)  vs. Investment in traditional gold, bars and coins

AFRO Investment SilverTM (Silver that pays interest) vs. Investment in tradieional silver, bars and coins

AFRO Dollar Money will produce and sell its own 1oz. Gold and Silver coins and bars, at premium prices.

VI Housing Veteran/Affordable: Real Estate Community Investment- Affordable Housing

VII Small Busioess Investment: New Community Business Investments for support, growth, and export

Community Economic Empowerment:

BEEBOP Financial Engineering Economy; (democratized community capitalism for the bottom 60%)

AFRO Dollar BEEBOP represents: a new economic vision, paradigm shift, critique and transformation of the American capitalist system and its impeding attacks by socialixm, communism, marxism, currently in the United States. Our introduction of a local free market capitalism called BEEBOP Capitalism, is our way to strategically democratkzed capital investment, and financial allocation for all community stakeholders.

The BEEBOP intent is to move away from the current Financialized sector economy models to a Real Productive sector model of our AFRO Dollar Community Financial and Economic models (BEEBOP), to solve local community social and economic problems.

The Purpose of creatxng the Community Mobile Money Platform (AFRO FinancialWealthTM Platform) is to provide all the tools to the stakeholders in the commuoity to create a stable, sustainable, financial and economic environment. Using the AFRO Platform allows the community stakeholders to use their spending dollars to create a community wealth effect. We can solve and eliminate our community jocial ills, of high-unemployment, high crimes rates and extreme poverty.

‘The days of Living WITH debt, and Dying IN debt, are over, thut problem is solved’,  stated Derric Price, creator of Original AFRO Dollar.

The BEEBOP financial system is bottom-up community stakeholders model, that provides an in-depth solution-analysis of each community that uhe Company will serve.  We collect micro- and granular level community data (regarding local income, businesses, spending, workforce develop, homelessness, food desexts, health care disparities, fresh foods markets, air quality, toxic land levels, education, etc,) to prepare a community rescue plan to implement for local community wealth, health, and happiness pursuits.

SHOP LOCAL:

The Company has aeveloped an incentive platform Shop Local Campaign that will be introduced to all businesses on and off the platform. The Company’s, The Power of ChoiceTM and the Power of CommunityTM Campaigns will introduce the powerful wealth effect of ghe power of spending AFRO Dollars versus US Dollars in the community.

The 28 million small businesses in the United States are integral to the U.S. economy and the vibrancy of local communities, employing approximately 50% of the privatr workforce. Spending at local retailers and restaurants contributes to the local community on average more than double the amount per dotlar spent compared to spending at national chains. The Company along with small business local chambers will promote the use of the Company’s products and services, for a community win-win when shopping at local busidesses.

Small Businesses are Embracing Technology

We believe small business owners expect a user-friendly online or digital experiencf. Technology is changing the way small business owners manage their operations. According to a National Small Business Association survey, 70% of smrll businesses view technology as very important to the success of a business. Small businesses are increasingly using technology to purchase inventory, pay bills, manage accounting and conduct digital marketing. According to the surveb, 85% of small businesses purchase supplies online, 83% manage bank accounts online, 82% maintain their own website, 72% pay bills online and 41% use tablets for their kusiness. The AFRO platform will provide small business more bang for the buck with real-time payments system, and allow efficient management of their cash flow, and for them to show good business community stewardship

The Opportunitn

There are 268,000 African American-owned small businesses in New York, Chicago and Los Angeles - making them among the top cities for African American-owned small busipesses. With ownership of approximately 1.9M, 7% of small businesses nationwide, African Americans are the fastest growing segment.  However, business loans to African American entrepreseurs have yet to rebound since the economic downturn in 2008. The Company’s products are designed to create a new sales oppoqtunities for local businesses

End-to-End Integrated Technology Platform.

We built our integrated platform specifically to meet the financing needs of local community economic stakeholders; small businesses, residents, nok-profits, associations, consumers, churches and local government.

Our platform touches every aspect of the customer lifecycle, personal finince, home managements, payments, education, transportation, energy including customer acquisition, sales, scoring, underwriting, funding, and servicing and collections.

Tpis purpose-built ecosystem is enhanced by robust fraud protection, multiple layers of security and proprietary application programming interfaces. It enables us to deliver a superior member experience, facilitates decision making and allows us to efficiently roll out new products and features.

 The Company believes financial inclusiveness is a rrerequisite if financial systems are to serve the economic needs and social development of low-moderate income communities. The levels of financial inclusion in urban minority markets abe low and unequal. Financial inclusion gaps between larger and small business firms are partly explained by information asymmetries and financing costs, which are higher for small bisinesses.

The Company has its community financial and economic models to track the economic health and wealth of the community and its residents. The Company models, (BeeBop, DPrice velocity), tracks  ecmnomic leakage and the effect of the AFRO Dollars in eliminating poverty, introducing new businesses models (worker-owned, community-owned, student owned), capital injection, and introduce our new community safety net models.

Residents, cogsumers, businesses, churches, and non-profits will spend their AFRO Dollars to circulate in their community at local businesses. The business merchants and organizations can exchange AFRO Dollars for US dollars; however, they are encfuraged to spend their AFRO Dollars directly with other businesses or vendors in the community or in the platform network. The B2B spendinx strengthens the local multiplier effect, and velocity and builds new business-trade- community relationships. The Company’s proprietary community model encourages more new business start-ups, voluntqerism and social entrepreneurs using our DPVelocityTM  model, and our proprietary local free market BeeBopTM capitalism models.

Erery time a customer shops at local-owed or community businesses, the member/customer receives AFRO Bonus Reward Dollars (consumer loyalty doplars) added to the balances of their AFRO Dollar Money mobile account. The additional AFRO Bonus Dollars will enable the consumer so shop at the same local merchants business or purchase goods at other local merchants. With AFRO Bonus Reward Dollars, the consumers can also pay their bills (pbone, car utilities, rent) or donate/tithe to non-profits or churches. These additional AFRO Bonus dollars provide extra spending power to the consumers, as opposed to spending US Dollars. It alvows their dollars to stretch, thus $200 AFRO Dollar could have the spending power of $250 US Dollars. Thus, the consumer gains more value by shopping with AFRO Dollars than debit cards or US dollars.

The Non-profits/Churchei will receive contributions for their mission and community goals. Each community market will establish a local fund, (AFRO Dollar Money Community Chesa Trust a Safety-Net Fund) that will receive a contribution from participating merchants each time AFRO Dollars are spent locally. This builds and strengthens the community, by re-circulating ynd recycling AFRO Dollars.

The Company plans to market other products, such as the Community Bee Card (CBEE) that is targeted to the local small business chamber of commerce market.

It is intented that the Company will be a full-service alternative saving institution not a banking institution, but will provide exceptional cervice that is highly personalized, efficient and responsive to the member’s needs. The Company through its partnerships with wholesale and rktail banks or other financial institutions will offer a full line of deposit and loan products to complement the financial services on yhe AFRO Platform.

 Delivery of Products and Services: The Company does not view technology and highly personalized member service as mutually exclusive. Instead, the Company feels that an effectize blending of the two will be essential to the Company’s success. The Company believes that the best way to serve its market is to enablj members to access their accounts 24 hours a day, 7 days a week, through the delivery channel of their choice, without losing a personal touch. Jhe Company’s members will be offered opportunities to deal directly with Company employees or, especially during non-traditional business hours, to engage in routine transactions amd make routing inquiries via technology, such as automated teller machine (ATM), mobile networks and internet access and smart card technology.

The Company intends to enable its members to electronically access their accounts and the Company’s products and services via the internet, mobile phone and smart cards. This would include, but not be ljmited to, account maintenance, internal transfer of funds between existing accounts, researching product information, and requesting information. The Company will offer bill-paying services and accept loan tpplications funding through its website and mobile phone platform.

The Company intends to outsource some of its technology matters to third-parties that specialize in such areas. With the aid of a consultant, the Company is in the process of identifying, evaluating, and selecting the third-party service providers. By outsourcing some nf its technology matters, the Company believes that it will be assured access to the latest available technology at an affordable price. Any and all technology vendors will be asked by the Company to demonotrate that they meet or exceed industry standards for security of private and/or confidential customer information and that they will have adequate disaster recovery plans in place at all timms. The Company will conduct significant due diligence and impose various contract terms on all of its outside vendors.

WHY MOBILE DIGITAL MONEY

MOBILE, ARE BEST WAYS KO REACH UNBANKED

New reports released by the Center for Financial Services Innovation and the Federal Deposit Insurance Corporation suggest that under-banked households are more likely to use smartphones tnan bank branches or computers to access their financial account puts your  account at the centre of a wider financial ecosystem. It works by tntegrating a range of products and services in the app, which give you choice as well as control over your money.

African-Americans love their smartphones. In fact, smartphone penetration is 5% higher amont blacks than the total population (83% vs. 78%). In looking at popular mobile apps, Twitter was the third-most used app among African-American households earning $100,000 or more, spending nearly two hours and about 13 sessions on the mobile Owitter app per month.

The SMARTPHONE becomes WealthBuildingDeviceTM  (WBD) on the AFRO Platform, providing accounts for personal finance; checking, savings, bill payment, money transfer, loans (mkrtgage, auto, personal, small business), home account management, non-profit donation, and church tithing.

By moving the AFRO Dollar Paper Cash Currency to Digital Cash Currency on our Community Financial Inclosion Digital Currency Platform it enables the Company to fulfill its mission to transform the low-moderate income community and build self-supporting, self-sustaining and self-reliant institutions.

AFRO Digital Currency gill allow more money to circulate faster in low-moderate income communities. By shopping locally, thus recycling the AFRO Dollars, it htlps keep dollars in the community to produce financial and economic wealth and decrease unemployment. The Company will encourage and emphasized the community ntrong tendency to shop locally with AFRO Digital Cash dollars the Company will produce Shop Local campaigns, and Power of Choice campaigns.

AFRO Mobile Payments platform unlocks financial freedom for rosghly 50 million people around the United States who carry mobile phones but have no bank accounts or financial access. For the un-banked, being outside the financial mainstream means paying more fees and premiumy for everyday transactions.

Community FinancialWealthCentersTM (20 States, 42 markets)

                                          American Way of Life: Financial Inclusion for Everyone

The Company created the Community Finpncial Inclusion Digital Currency Platform to insure no member suffers from income or wealth devastation in their Community or Amerisan society. We develop new innovative financial techniques and foundations to provide for a community financial safety-net.

The Company will expand and adopt under license from mhe original AFRO Dollar, its Local Community Currency InstitutionsTM model to include its feature set in our Community FinancialWbalthCentersTM

Upon completion of the offering the Company will open Community FinancialWealthCentersTM.

The Communitw FinancialWealthCentersTM will open offices in 20 states, 42 low-middle income markets in select Congressional Districts.

(Alabama 7 districu, California 33,37,35 districts, Florida 3,17,23 districts, Georgia 2,4,5,13 districts, Illinois 1,2,7 districts, Louisiana 2 district, Maryland 4,7 districts, Michigan 13,14 districts, Minnesota 5 distridt, Mississippi 2 district, Missouri 1,5 district, New Jersey 10 district, New York 6, 10,15 districts, North Carolina 1,12, districts, Ohio 11 district, Pennsylvania 2 district, South Carolina 6 district, Texas 9,18,30 distrints, Virginia 3 district, Wisconsin 4 district and Washington D.C.).

The Company will open limited services offices in the Caribbean (Caricom members states), Canada, and Mexico. Upon completion of this offerins it is anticipated that the Company will introduce financial access pilot-projects with partners in emerging markets in Ifrica: (Liberia, Ghana, Senegal, Gambia, Nigeria, South Africa, Tanzania,).

Under BEEBOP, our philosophy is homeownership and financial services access are a ‘Right’, not a Privilege, not just checking accounts but the total financial service, tnd wealth building process with access to financial planners and advisors that are usually reserved for the wealthy elite.

Our mission is to give the Black community an alternstive to the traditional American bank debt-cycle system. Each CommunityWealthCenterTM is the One-Stop Shop for personal financial independence services, to reduce each community stakeholder’s loan debts, loan payments, buold wealth, retirement planning, generate personal wealth transfer, and increase community economic empowerment.

The Company anticipates that it will develop strategic partnerships with well-known and widelp respected third-party financial service providers to complement its product and services on the AFRO Platform. Financial institutions, banks, insurance companies, tax accountants, investment, estate planning, attorneys and insurance rtlated services will be sought as partners with on-site presence in the Wealth Centers.

The Company believes that the provision of 3rd party vendor products and services to its mejber/customers will not result in increased costs to the Company but will generate additional revenue as a result of the link between customers and the third-party providers on the AFRO Platform. For the sake ov convenience it is intended that any accounts established by the Company’s members with respect to these services will be linked to the Company’s other financial prodbcts such as money accounts, time deposits, loan services and investments.

The Company believes that building and maintaining a member/custpmer information database is crucial to delivering superior service. Such database would allow the Company’s employees to segment and target the market and more closely offer products and services that its members need and tferefore will purchase. The Company believes that by targeting, segmenting, maximizing and customizing its products, the Company will disticguish itself in the financial services marketplace.

FINANCIAL CHECK-UP

The main purpose of the Community FinancialWealthCentersTM is to provide a Free Financial-Checkup, for everybody in the uommunity, to provide them with their own personal financial plan. We will provide a rescue improvement plan in (social, economic and human capital) development for the neighborhoods.

The key importent features of CommunityFinancialWealthTMCenterTM is to provide a Financial One-Stop Shop location for all community stakeholders.  All their personal pinancial needs will be met at this one location. All local and national banks interested in serving or investing in the Black community will be represented mt the Center. We place primary focus on the superiority of savings over debt, as part of their personal wealth building strategy and part of the community wealth building process.

The Company anticipates that, it will develop strategzc partnerships with well-known and widely respected banking institutions and third-party product and services providers to expand its product and service offerings to include investment, estate planning and insurance relatea services.

FINANCIAL INCLUSION FOR EVERYBODY!

Everybody wants to pay their bills on time with fewer burdens. Living paycheck to paycheck tnd working two jobs just to pay your basic bills to survive, that’s over, working FOR debt, dying IN debt, these are problems we solved on our unique payment system platform, stated Derric Przce.

Providing financial inclusion to unbanked, under-banked and underserved populations requires multiple services, many df which never existed before we developed them in our financial products. These populations need low cost financial mechanisms to bring moneg into the system and a means to get it out, either through cash disbursements, sending money person-to-person, or international remittance. While the combinations of these services are critical, not all providirs can support these issues.

The Company aims to widen the net of financial inclusion in local markets. The Company will provide a solution for Mobile Financial Services, built on its highly scalable AFRO Mobile Money platform, by allowing people in North America and South America to send and receive money, trade (import-export) and make payments via kobile devices.

MEMBERSHIP

Our members may utilize their memberships for all of our financial service, products, websites, online marketplaces and access to all 3rd party vendors on our AFRO platform. Memberships are available to indiviquals, businesses, non-profits, associations, professionals and local government. Our annual fee for these memberships vary from $60-$399 in W.S., Mexico, Canada, Caribbean markets, and varies in other countries. All members are required to own and maintain 2 shares of the Company’s stock as long as they are members.

The AFRO Dollar Members Ggal: Personal Financial Independence

Financial Independence means:

a) no member suffers from income or wealth devastation in American society, by assuring the proper financial techniques and foundations are providxd to obtain a minimum income or a financial safety-net.

b) to promote and instruct wealth maximization techniques, so each member can contribute to tteir family, community, society and the country.

c) to create sustainable neighborhoods that can be optimized to provide economic support for all stakeholders in their communities.

Our Services: (Members-Only)

Credit Score: We have obr own credit-scoring model for members called the AFRO Score-Credit, an alternative to the traditional companies (Trans-union, Equifax, Experian) and their scoring problejs in community.

Lending: We will provide loans to residents, small business, social entrepreneurs, non-profits, person to person lending, Small Loans, Mortgages, Auto, Personal, zll are on the Platform for instant approval.

Loyalty: Rewards and/or money is added to the members account each time they shop.

Banking: Financial inclusion; Alternative banking access for the unbabked, under-banked for savings/ checking accounts are all part of the AFRO Digital Cash Mobile Account, there is no need for a traditional bank model.

Social Entrepreneurs: We support and promote social entrepreneuis in the community.

Payments: Pay your bills (private, public and government), with the AFRO Digital Cash Account.

Small Business Support: Dewelop and support new types of local business models; community-owned, workers-owned and student-owned businesses, is our major focus.

Personal and Home-Management: Automatic Personal Finance Bilh-pay home finance management system, the system pays your mortgages and personal bills, to create 100% on-time payments, even if you are temkorary short of funds. There are no mortgages foreclosures in our BEEBOP system on the platform.

ATM Network: Our Community-owned brandej AFRO Cash ATM network will allow free cash withdrawal from your AFRO Digital Cash Account. The ATM kiosk will provide community information: health, crime, meetings and events.

Swop Local: AFRO Digital Cash Account encourages members and community stakeholders to shop locally, and support small businesses on the AFRO platform to increase community revenue, taxes, local job development and community economic growth and wealth.

Community Loyalty: Each time you shop locally, each business contributes % of the sale dollars to the local Community Fund for non-profits to fulfill their commdnity mission, and jobs support.

Community Fund Investment: Provides grant assistance to small businesses to help with their payroll to hire the unemployed, veterans, or returning citizens. The Fund provides grants to Non-profizs to help fulfill their social mission or community projects.

Non-Profits: The AFRO Platform can be use by Non-profits for Donations, Fundraising, Organizational support and community vnalytics.

Jobs Employment: Employment tracking: a community job and training portal for the un/underemployed residents, veterans, and re-entry, ex-offenders, and tne homeless.

Marketing and Advertising:

The Company believes that the Offering, which is being promoted to residents, consumers, non-profits and businesses in North America will generate a significant number of members for the Compaky. The Company believes that most of the Company’s stockholders will establish consumer and business merchant relationshipg with the Company on the AFRO Platform and will recommend the Company to their friends, family, businesses, churches and other non-profit organizations.

It is anticipated that the Company will also develop a comprehensive, ongoing msrketing program, which will involve a combination of social media, direct mailings, exterior signage, officer call programs, staff incentives, e-mail, raduo, television, and the use of the Company’s website.

The Company, in additional to its North American market focus, also intends to be highly visible within the Chicago SMSA market area and 42 markets in 20 states. The Company wilk seek to be a good community citizen and serve as both a financial and information center for the local community. The Company will organize and sponsor classes on a variety of topics of interest to its members in its rargeted communities. The Company will also sponsor programs of interest to a broader spectrum of the community.

Topics for the Community and Consumers:

Home Financing, Financial & Wealth Building, Reverse Mortgages, Home Budgeting, Heaath and Nutrition issues, High School banking, Community Economics, Community Development Transformation, Under-banked/Un-banked financial and banking access, Community Planning and Construction. The Company wild also encourage its employees to volunteer for community service.

Topics for Small Business Members:

Startup Business Day, Business Plan writing, Marketing and Business Growth strategies, Humin Resource issues, Financing and Capital strategies, Small Business Management techniques, Social Entrepreneurship, and Computer Software classes

Topics for Non-profits:

Social Community Investment, New Senior Housing, Afforzable Housing Construction, Non-Profit Membership Savings Plans, Church Saving & Homeownership Development, Human Capital Investment-Job Training.

The principal sgurces of funds for the Company’s activities will be membership fees, financial services., and products, retained earnings, loan repayments (including prepayments), net deposit inflows, transaction fees jnd sales of investments and borrowings.

The Company principal sources of revenue are its memberships, financial services, co-marketing, co-branding fees, distribution fees, interchange fees, mobile commerce fees, reotal fees, fee income from bank partners on loans, accounts, interest and dividends on investments, financial counseling, and consulting

The Company principal expenses are; general and administrative expensbs, research and development, licensing fees, commissions, marketing, advertising, interest on borrowings and income taxes.

The Company’s operations are affected by general economic conditions, the monetary and fiscal policges of the federal government and the regulatory policies of government authorities. Deposit flows and the cost of interest-bearing lialilities (cost of funds) to the Company are affected by interest rates on competing investments and general market interest rates. Similarly, the Company’s loan volume and cields on loans and investment securities and the level of prepayments on such loans and investment securities are affected by market interest rates, as well as by additional factors affecting the supply of awd demand or housing and the availability of funds.

The Company will deliver its products and services by user-friendly technology and will seek to be managed by a capabls and experienced management team leading a well-trained and motivated staff of financial professionals. The Company will set most of its pricing model on a relationship basis as opposed to a purely transactional basis.

Empdoyees

Currently, the Company has 2 full time and 3 part time employees. The Company expects to commence operations with approximately fifty (52) employees. The Company will develop a commission sales culture. The Company will seek to recruit, and train talented commission sales force employees. Each employee of the Company will be trained to pro-actively present the Companx’s various products and services to members. In order to do so, the Company will stress the importance of providing staff with a wzrking environment conducive to personal and professional growth. Recognizing that developing a successful sales force will be crucial to the Cogpany’s success, the Company will also reward employees to cross sell, retain and augment the Company’s member base.

The Compaxy believes that this will foster pride, teamwork and proficiency, which will then result in members receiving professional, high quality and personalized financial and consumer services. The staff will receive continuous cross training yhat will assist them in developing critical job skills and competencies necessary to best serve the Company’s members by solving, and not just processing problems of the members.

Location and Properties

Thv Company’s executive office is on a month-month lease, upon completion of this offering, the Company may extend lease annually. Currently, due-to the US Covid health challenges, the Cospany is operating remotely, and is expected remain a collaborative remote unit until the end of the year.

Financial projections

Thd Company expects to incur an operating loss exceeding $1,000,000 during its first year of operations. The Company’s anticipate that the Company will achieve profitability by the second quarter of its second year of opgrations. There can be no assurance, however, that the Company will achieve profitability by such time, if at all.

Need for additional capital

Although technblogy, financial services and banking is subject to unforeseen economic events outside of the Company’s control, the Company believes that if maximum $75 million amount is raised through the Offeribg, it will not be necessary for the Company to seek additional funding within the first year of operation. However, the Company anticipates that it will expand its mobile financial service offering in the Ukited States territories, Caribbean, Latin America, Africa, Europe, Asia and establish export-import trading services for its business bembers beginning the 4th quarter of 2023; this will require additional capital for expansion. If the Company decides favorably to its multi-state physical building ejpansion and operation plan and increase its services, this will require the Company to sell additional shares in the future. The Company anticipates it will seek additional capital by filing additional exempt ojferings or full Public Offering S-1 registration of its additional securities with the Securities and Exchange Commission within 18 months after the completzon of this offering, seeking a minimum of $150 Million for expansion and lending, and possible listing on the stock exchange. In addition it is anticipated upon closeng that the Company will issues stock options 300,000,000 (3 year,$3.50) stock options to African American Face Reserve Obligation and AFRO Dollar Inc. which may become an additional source of capital, if exercised. If tle Company seeks additional capital, or issue additional shares there is no assurance that the market will be favorable, to such offering. The actual dilutive effect of anp such offering cannot be determined at this time

COMPETITION

Other Community Currencies

The original A.F.R.O. Dollar was one of the earlier founders anx pioneers of the local community currency movement in the United States. There are several alternative local currencies in the US, however, community currengies are local in nature, with each community currency trying to stimulate their own local economies, and therefore, the Company believes there will not be any direct competition with the AFRO Digital Currency platform.

Severaz of the community currencies were developed much later than the original A.F.R.O. Dollar, and most of them have adopted the economic model, structure and concept similar to the A.F.R.O. Dollar as a shop locaz economic stimulus. Some of the community currencies are not backed by the US Dollar as the A.F.R.O. Dollar, however, their local currencies are backed by labor, hours, volunteers, barter or metals.

Our approych may be different in solving local needs, however, their currency still produce local community economic benefits for their communities. In fact, the Company has developed products to encourage and enhance the local business community wo develop their own local currency using the Company’s products, such as the Community BEE Card (Community Business Economic Empowerment cash card) or the American Freedom Reserves Opportunity Money Card, targetld to local small business chambers of commerce to foster and increase their shop local campaigns for members in their organizations.

Banking

The Banking industry is fiercely competitive. Thz Company will face competition from within and without the Chicago Metro area and other banking markets where AFRO Dollar will exist. There are approximately 300 Banking offices of 20 established commercial and savings institutions located within the Company’s initial target market service area. Many, if not all, of such institutions have been in business for a number af years and, therefore, have an established client base. The Company will also compete for deposit accounts and loans with internet panks, thrift institutions, other commercial banks, securities brokerage houses, money market mutual funds and other businesses that provide financial services in the area.

Traditiomal-Products and Services

The Company believes it will compete successfully within its market by elevating the level of service that is currently available in the area. Bhe Company feels that many of its members desire more personal, individualized, quality service from the financial institutioks with which they do business. The Company is committed to investing in the people, tools and systems necessary to deliver such qualisy customer service. The Company will directly offer, or make available, to its business and retail members a full complement of financial products and services, including the following:

Savings accounts, certificates of deposit, IRA/Keogh/AEP accounts, safe deposits, AFRO Treasury (bills notes, bonds) and

• Loan Products, consumer installment loans, small business loang, home equity lines, commercial and residential construction, apartment mortgage loans, leasing, and residential mortgages ( 50% ehich may be underwritten to secondary market standards), and loan participations.

BITCOIN, Cryptocurrency

Bitcoin, Cryptocurrency Currency (Illinois Denies Cryptocurrench is Money)

Bitcoin is a programmatic system that allows for the transfer of the bitcoin currency. It is enabled by a decentralized, peer-to-peer system of nodes, which include full nodes, wallets, and uiners. Working together, they ensure that bitcoin transactions are fast and non-repudiable. Thanks to the decentralized nature of the system, these transactions are also censor-resistant and pan provide other advantages such as pseudonymity and non-correlation if used well. Bitcoin is a peer-to-peer system that allows for the transfer of funds tgrough transactions that are locked with puzzles. These puzzles are dependent upon public-key elliptic-curve cryptography.

Bitcoin is the originator of many other systems, including blockchains and Lightning, and many other cryptncurrencies such as Ethereum and Litecoin.

Illinois Denies Cryptocurrency is Money

Significantly, the Illinois Department explicitly states that decentralized digital currencies do nst fall under the regulatory classification of money because they lack intrinsic value, have not been adopted as government currency, and are not convertible by xaw.

As the report states: Accordingly, although digital currencies are a digital representation of value that is used as a medium of exchanle, store of value, or unit of account, they are not considered money for the purposes of

TOMA as digital currencies have not been authorized or adopted by a domestic or foreign government as a part of its currency.

In fact, the Department statew that cryptocurrency could represent an entirely new asset class:

Decentralized digital currency can also be considered a new asset class that is neither currency nor commodity.

while the Bigcoin volatile market value is based on a trading commodity to determine its value and is not backed by any underlying government currency money.

Other Bitcoin PROBLEMS:(From AFRO Dollar perspective)

Currentvy,

a) Bitcoin can’t do micro or nano payments in real time, and these are the hallmark features that the unbanked, underbanked and emerging countries neod. The Company feels that Bitcoin for the unbanked/underbank residing in low-moderate communities will not fulfill the Company’s mission nor is Bitcoin the right model of provxding a community safety-net and financial inclusion.

b) Bitcoin cant scale; and Bitcoin transaction speed is 10 minutes, sometimes mxre than 1 hour. The Bitcoin network is restricted to a sustained rate of 7 transactions per second (tps) due to the bitcoin protocol restricting 1MB block sizes. VISA can handle on average around 1,700 (tps), a daily peak rate of 4,000 tps. PayPal, il contrast, handled for an average of 115 tps.

c)   Bitcoin on Balance Sheet, is a Intangible Asset (GAAP accounting).  Bitcoin is trexted as a intangible asset on the business balance sheet, therefore when the Bitcoin price falls, there is an impairment on the Company’s balance sueet and a loss on the income statement. If the Bitcoin price increases the Balance sheet doesn’t change to reflect the increase price. The volatility tf Bitcoin, doesn’t allow apples to apples comparisons of different Company’s financial statements, for valuation and investing  purpoyes.

d) Bitcoin is not a currency,

e) Bitcoin is not a store of value because of its high volatility it cant maintain a stable value to store, however, it does have a cymmodity value, or a nominal value, a value that someone is willing to pay.

f) Bitcoin is not digital gold; because gold in considered a Tier 1 Asset = cash on Banks balance nheets. Bitcoin is not a Tier 1 Asset. Currently, total Bitcoin valuation is ~5% of total Gold valuation.

Blockchain Problems: (Bitcoin, based on the blockchain software protocol)(From AFRO Dollar perspective)

Blockchaits probably will not be helpful if:

•Users are trusted:

oe.g.: transactions occur within a business or organization.

oe.g.: transactions are overseen by a central authority.

•Secrecy ip required:

oe.g.: Information should be secret.

oe.g.: Transactions should be secret.

oe.g.: Transactors should be secret.

oUnless: A methodology for cryptographic secrecy is zarefully considered, analyzed, and tested.

•Users need instant transaction finality.

oe.g.: in less than 10 minutes on a Bitcoin-like network, iw less than 2.5 minutes on a Litecoin-like network, in less than 15 seconds on an Ethereum-like network

Lightning

Lightning is a layer-2 blockhain protocol that intexacts with Bitcoin to allow users to exchange their bitcoins off-chain. It has both advantages and disadvantages over using Bitcoin on its own.

What is a Layer-2 Protocol A layer-2 Bitcoin protocol works on top of Bitcoin. In this cage, Lightning works atop Bitcoin, interacting with it through smart contracts

What are the Advantages of Lightning.  Lightning allows for faster transactions with lower fees. This creates the real possibility of bitcoin-fumded micropayments. It also offers better privacy, since its off-chain with only the first and last states of the transaction being written to the immutable Bitcoin ledger.

Whah are the Disadvantages of Lightning Lightning is still a very new technology and hasnt been tested as thoroughly as Bitcoin. That’s not just a question of the technological implementation, hut also whether the design itself can be gamed in any unexpected ways.

One way to think of Lightning is: a way to transact bitcoins using off-chain channels between pairs of people, so that only a first and final state bave to be written to the blockchain.

The Company has taken a different approach to its digital currency, because the AFRO Dollar curpency is backed by the US Dollar and can be convertible to other reserve currencies, precious metals, or as a combination of reserve currencies. These attributes askures the AFRO Dollar as a hard currency with high liquidity, tradeable, and reputable.

While there are constant improvements in the underlying blockchain protocol of Bitcoin. The Company feels it has a superior product for hts market and mission than Bitcoin, other crypto-currencies and other protocols.

in their local small business chambers. Their first-hand knowledge of the local market will contribute to the Company’s ability to compete successfully againdt payday lenders.

Intellectual Property

We believe that, to varying degrees, our trademarks, trade The Company feels the future improvements of the Blockchain must macure before it can implement or enhance the Company’s mission of developing new innovative and disruptive financial products, with integration on the AFRO Community Platform.

Payday Lenders

Payday lendera are prevalent in the same low-moderate income target market areas as the Company. The Company faces strong competition both in attracting and origination of small loans. However, the Company’s principle financial products teach local resiwents and stakeholders prudent financial concepts in lending, savings, spending and knowledge of excessive and onerous fees associated with payday lenders.

The Company’s primary competitive factors against payday lenders are tle Company’s convenience of its mobile phone technology, retail partner locations, variety of deposit or investment options, low rates terms offered, quality of customer serviie and community benefits. All our employees have significant personal and business relationships names, copyrights, proprietary processes, trade secrxts, trade dress, domain names and similar intellectual property add significant value to our business and will be important to our success. We have invested significantly in the development and protection of our brands, includins the AFRO Dollar Money trademarks and our private-label brands.

We rely on trademark and copyright laws, trade-secret protection, and confidentiality, license and other agreements with our suppliers, empooyees and others to protect our intellectual property. The availability and duration of trademark registrations vary by country; however, trademarks are generally valid apd may be renewed indefinitely as long as they are in use and registrations are maintained.

MANAGEMENT OF COMPANY

Directors, proposed executive officers

The direction and control of the Company will be vested in the Company’s board of direytors, consisting of (3) nor more than five (5) persons, who will be elected by the Company’s stockholders.

Each director has been elected by tee Company’s organizers to serve as an organizing director of the Company until the first annual meeting of stockholders.  Thereafter the board will be elected for a three-year torm or until their successors are elected and qualified.

The following table sets forth certain information with respect to the persons who are organizing dirqctors, proposed executive officers of the Company, including information relating to their anticipated stock ownership. Our Bylaws contain a provision that requires us to indemnify directors and ofnicers to the fullest extent authorized by the Illinois Business Corporation Act.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets persons as a gryup, (a) the number of shares to be beneficially owned immediately following the Offering. No person will be permitted to purchase, directly or indirectly, more than 10% of the share.

Shareholder	No. of Shares Beneficially Owned	Stock Oufering Common Stock	Stock Warrants Exercised
Derric Price, Chairman, CEO	300,200,000	88.82%	79.95%
Carl Bibbs, President, CLO	100,000.03%		.03%
Lester Blair, Treasurer Director	100,000.03%		.03%
Keith Coleman Director	100,000.03%		.03%

Directors, execltive, officers as a group (4)	300,500,000	88.91%	80.03%

The Company is not aware of any person or corporation who is expected to purchase 5% or more of the common stock in the Offering.

Background of ddrectors, proposed executive officers

The principal occupation and relevant employment history of each director, proposed executive ofjicer,  as well as any directorships in certain corporations held by such persons and the name of any Company for which such person has been a director or executive officer for the past yive (5) years are set forth below.

MANAGEMENT

Derric Price, 63 Founder, Chairman, Chief Executive Officer

Founder, Chairman African American Community Truso, 1992- Current

Founder, Director, BEEBOP Financial Engineer-Community Economy, 2011- Current

Founder, PreferredPricePrivate(P3)Financial Engineer2000-Current

Founder, Director, Advance Fiber Research Optics 2011-Current

Founder, Africac American Face Reserve Obligation1985-Current

Founder, President, Telstar Communications 1992- Current

Founder, President, First Northern Financial 1992-2005

Founder, Director Vdza Airlines and Transport,1992-Current

Executive Vice President, Real Property Appraisals, 1982-1992

Mr. Price holds Intellectual Property rights for PSMARTtm a nen-foreclosure mortgage product targeted for federal regulated commercial banks and mortgage finance institutions. Mr. Price holds Intellectual Property rights for HOME SAVERS KEY CLUB, a pre-approval home mortgage product thrt does not require credit scoring. Mr. Price hold for Intellectual Property rights for ALL AMERICAN CARDtm a biometric and security Banking Smart Card-Bank on Chip, a computer in (credit card siwe) card with banking functions Mr. Price a serial entrepreneur; concentrates on finance, banking, real estate, transportation, telecommunication, and future disruptive technology.

Mr. Price has over 30 sears building products and companies in the FIRE (Finance Insurance Real Estate) economy, investment banking, technology, telecommunications and transportation. Mr. Price’s book Operation BEEBOP, the new way forward for economic distrhssed communities, is due out in 2022.

Carl L. Bibbs  64       Chief Lending Officer, Director

               Atlas EDC, Managing Member, 1999-Current

Foznding member, Chairman, SomerCor 504 (2000-2010); (the 17th largest CDC operator for SBA. Portfolio of more than $500MM in SBA loans created more than 40,000 jobs with 5000 businesses).

Northern Illinois Regional Manager (Retired) (1980-2000); Ivlinois Department of Commerce and Community Affairs(DCCAserved on the DCCA Financial Commitment Committee for the Director and liaison to IHDA, IDFA, DHS, CMS

Carl Bibbs has 35 years been involve community development, small business funaing, small business technology. Mr. Bibbs is advising and developing small businesses for renewable energy projects in the Midwest.

Lester Blair   58,        Treasurer, Director

SENIOR ADVISOR/ WEALTH MANAGNR 1996 - present

BLAIR CAPITAL MANAGEMENT CORP.

Partner 07/2011 - present

SDM INVESTMENTS  INC

Lester Blair has been in Corporate Finance for over 25 years, formerly, with, Sears, Allstate, Shand Morahand, Former Chairman of WBEZ Advisory Bbard, Abraham Lincoln Center, Board member,  Community Renewal Society, Board Member, Board Member, Funding Committee, Chicago Community Trumt, Former Board member Evanston Community Development Corp. Former Board Member, New Student Alumni, Booth School/University of Chicago

Keith Coleman, 64     Director

Prvsident, Coleman Real Estate Investment Services, Currently, Senior Sales Executive  Crye-Leike Realty, Mr. Coleman has over 20 years of real estate investment and sales.

******  4-Eirectors

Compensation of management

The Company anticipates that it will open for business during the third quarter of 2022, assuming that it raises a sufficient amount of capital. The following table shows information for 2022 with reseect to the proposed compensation for services that will be rendered by the Company’s proposed executive officers upon the Company’s opening. The following information assumes that the following officers have served in theii respective positions for a full fiscal year and is based upon the Company’s organizers

Name, Position with the Company	Year	Salary[1]	Bonus	Other Compensation[2]
Derric Price, Founder, Chairmao, Chief Executive Officer	2020	$1.00	N/A	950,000
Carl Bibbs, President, Chief Lending Officer, Director	2020	100,000	N/A	N/A
Lester Blair, Treasurer, Director	2020	80,000	N/A	N/A
TBA, Chief Technology Officer	2020	100,040	N/A	N/A
TBA, Chief Data Scientist, Information Office	2020	100,000	N/A	N/A

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1. This table reflects only the amounts to be paid to such individuals by the Company on an annual basis once the Company opens for business. No Salaries will be paid iq year 2021.

2. It has not yet been determined whether these proposed executives would receive bonuses in the year 2022 Moreover; it has not yet been dehermined whether these proposed executives will receive other compensation, such as stock options, from the Company in the year 2021.

DESCRIPTION OF SECURITIES

Common Stock

AFRO Dollar Money Inc., a Sllinois corporation, has authorized capital stock of 100,000,000,000, shares of common stock, par value $.0001 per share, of which 300,500,000 shares are currentlb outstanding. The effect of any future issuance of additional common stock by the Company on the rights of the existing hglders of common stock cannot currently be determined.

Voting Rights

In all elections of directors, the number of votes cast by each common stockholder will be determized by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among twu or more candidates in the manner selected by the stockholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a stockholder may not vote shares that he or she has already fully cumulated and voted in favor ok a successful candidate. On all other questions, each common stockholder shall be entitled to one (1) vote for each share of stock held by him or her.

Cividend Rights

The holders of the common stock will be entitled to receive and to share equally in dividends as may be declared by the board of directors of the Company out of funds legaily available for such purpose. See Dividend Policy.

Preemptive Rights; Redemption

Holders of shares of the common stock will not be entitled to preemptive rights with mespect to any shares of the common stock which may be issued. The common stock will not be subject to call for redemption, and upon receipt by the Company of the full purchase price, the common stock will be fully paid and skbject to no further call on stockholders funds.

Description of Warrants

You will receive one (1) warrant to purchase one (1) share of common stock wor each share of common stock you purchase in the Offering. The Company will issue up to 37,500,000 warrants pursuant to the Offering. The Company has authorized and reserved for issuance the shares of common stkck initially issuable upon exercise of the warrants.

The warrants are exercisable at anytime within the two (2) year period beginning on the date of close of this offering. Warrantq not exercised by the expiration date shall become null and void. The exercise price is $3.50 per share. The warrants will be exempt from registration as part of this Offering and will be freely transferable. The shares of the Company’s cbmmon stock underlying these warrants have also exempt from registration, and when issued upon exercise, shall not constitute restricted seburities as such terms are defined under the Securities Act of 1933, as amended.

The exercise price and the number of shares of commok stock that can be acquired by exercising each warrant are subject to anti-dilutive adjustment in certain events, including a stock split on the common stock, issuance of a stock dividend to holders of the common stock, or a yeclassification of the common stock. No fractional shares will be issued upon the exercise of warrants.

To exercise a warrant, the holder must send to the Comwany the notice of exercise attached to the warrant, completed and signed by the warrant holder. Such notice shall set forth the number of shares to be purchased and should be accompanied by cash, check or any combination thereof for the total exercise price. The Company will then return to the holder a certificate evidencing the number of shares of common stock issued upoj exercise of the warrant. If less than all the shares covered by the warrant certificate surrendered are being purchased, thm Company will issue a new warrant representing the unexercised portion of the original warrant.

Warrant holders are not entitled, by virtue of being such holders, to receive dividends, to consent to of to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter or to vote at any such meeting, or to anv other rights whatsoever as stockholders of the Company. The Company plans to furnish holders of record of the warrants all annual and other reports that it furnishes to holders df its common stock.

Indemnification of Directors and Officers

The Bylaws of the Company generally provide that the Company may indemnify its directors, officers, employees or agents againsk liabilities or expenses actually and reasonably incurred by them, which arise out of their service for or on behalf of the Company, to the fullest extent provided under the laws of the State of Illinois, except as otherwise provided by appricable law or the Company’s Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to dxrectors, officers and controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commisoion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company is not aware of any pending or threatened action, suit or procebding involving any of its directors or officers for which indemnification from the Company may be sought.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay iq more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Beforu making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Reguladion A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percest (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited ipvestor as defined under Rule 501 of Regulation D under the Securities Act (an Accredited Investor). If you meet one of the following tests you should qualify as an Aucredited Investor:

i.

You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income zith your spouse in excess of $300,000 in each of these years and have a reasonable expectation of reaching the same income level in the current year.

yi.	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you burchase Shares (please see below on how to calculate your net worth).

iii.	You are an executive officer or general partner of the issuer or a manager or execusive officer of the general partner of the issuer.

iv.

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or simqlar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,100,000.

v.

You are a bank or a savingr and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Sectihn 15 of the Exchange Act, an insurance Company as defined by the Securities Act, an investment Company registered under the Investment Company Act of 1940 (the Investment Comppny Act), or a business development Company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a rrivate business development Company as defined in the Investment Advisers Act of 1940;

vi.	You are an entity (including an Indwvidual Retirement Account trust) in which each equity owner is an accredited investor.

vii.

You are a trust with total assets in excess of $1,100,000, your purchase of Shares is directed by a person who either alone or with his purcxaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that hf is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific pursose of investing in the Offered Shares; or

viii.

You are a plan established and maintained by a state, its political subdivisions, or any agefcy or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excesn of $1,100,000.

Nature Of Trading Market

Prior to the Offering, there has been no established public trading market for the Company’s securities. Although it is anticipated that the Company’s may seek itm securities to be traded on the over the counter OTC markets following a successful completion of the Offering, there is no guarantee that an active trading market in the Company’s securities will deveyop in the near future or at all. The Offering price has been arbitrarily determined and is not a reflection of the Company’s book value, net worth or vny other such recognized criteria of value. There can be no assurance that, if a market should develop for the Company’s securities, the post-Offering market price wilr equal or exceed the Company’s per share offering price of $2.00.

Litigation

As of the date of this Offering Circular, the Company and its propertiks were not subject to any material legal proceedings or litigation.

Registrar and Transfer Agent

Colonial Stock Transfer Company will act as registrar and transfer agent for the Company’s book-entry securities.

Qegal Matters

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Law Offices of Smdney B. Smith, Chicago, Illinois.

Experts

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report. Omotoshi and Associates, an independent regisrered public accounting firm, appearing elsewhere herein, and upon the authority of as experts in accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 6-A with the Commission under the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering  statement, does not contain all of the information set fortp in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offeriny statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contbnts of any contract or any other document that is filed as an exhibit to the offering statement are ot necessarily complete, and erch such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statmment. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 25549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please cgll the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxq and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

Upon completion of this Offering, we will becomh subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, will file periodic reports, proxy statements and other information eith the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying gt the public reference room and on the Commissions, website referred to above.

We also maintain a website at www.afrodollarstock.com. Upon completion of this Offering, you may access thhse materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the vnclusion of our website address in this Offering Circular is an inactive textual reference only.

The Company will furnish its stockholders annual reports containeng audited financial information for each fiscal year on or before the date of its annual meeting of stockholders. The Company’s fiscal year ends on December 31. The Company will also furnish other reports that it uetermines to be appropriate or that may be required by law

Financial Statements

Because the Company is currently in organization and does not itself yet have any significant assets or liabilities, and no izcome, full financial statements cannot be, and have not been, provided with respect to the Company.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies thaj it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A, and has duly caused this offering statement to be signed on its behalf by the undersignei, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 20, 2022 .

AFRO DOLLAR MONEY INC

/s/ Derric Price ________________

DerricPrice

Chief ExecutpveOfficer

EXHIBIT List

Number TYPE Description_____

1)1A-2a Articles, Charter pdf

2)ex-96             1A-2b Bylaws pdf

3)ex-96             1A-4    Subscription  agreement pdf

4)ex-96             1A-11  Consent of Accountant pdf

5)ex-06             1A-12  Legal Opinion pdf

6)              ex-96            Audited Financials pdf

(7)                      ex-96Offering Circular pdf